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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CORINTHIAN COLLEGES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 3, 2013

Dear Fellow Stockholder:

        On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Corinthian Colleges, Inc. for its fiscal year ended June 30, 2013 to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, on November 13, 2013 at 10:00 a.m., California time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

        This year, we are pleased to be relying upon the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a "Notice of Internet Availability of Proxy Materials" instead of a printed copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2013. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including the Proxy Statement and our 2013 Annual Report. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of our Annual Meeting and reduce the environmental impact of our Annual Meeting.

        During the Annual Meeting, stockholders will view a presentation by Corinthian's senior management and vote on the matters set forth in the Notice of Annual Meeting on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented.

        You may submit your proxy or voting instructions over the Internet or (if you receive a printed copy of the proxy materials) by telephone or by marking, signing, dating and mailing the proxy card or voting instruction form you received in the pre-addressed return envelope provided. Regardless of the number of shares you own, we urge you to promptly submit your proxy or voting instructions in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you properly submit a proxy or voting instructions without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on November 13, 2013 and urge you to submit your proxy or voting instructions as soon as possible.

Sincerely,

Jack D. Massimino Chairman of the Board and Chief Executive Officer

CORINTHIAN COLLEGES, INC.
6 Hutton Centre Drive, Suite 400
Santa Ana, CA 92707
(714) 427-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2013

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

        The Annual Meeting of Stockholders of Corinthian Colleges, Inc. ("Corinthian" or the "Company") will be held at 10:00 a.m., California time, on November 13, 2013, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, for the following purposes:

          1.     To elect the eleven director nominees named in this Proxy Statement to the Company's Board of Directors for a one-year term expiring at the Annual Meeting of Stockholders in 2014;

          2.     To approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the "2003 Plan"), which authorizes the issuance of an additional 3,700,000 shares under the 2003 Plan, and certain other amendments described elsewhere herein;

          3.     To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending June 30, 2014;

          4.     To approve, by a nonbinding advisory vote, executive compensation paid by the Company to its named executive officers; and

          5.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on September 19, 2013 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stan A. Mortensen Corporate Secretary

Santa Ana, California
October 3, 2013

        ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES PROMPTLY. TO VOTE YOUR SHARES, SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS OVER THE INTERNET OR (IF YOU RECEIVE A PRINTED COPY OF THE PROXY MATERIALS) CALL THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM, OR SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION FORM YOU RECEIVED IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, BANK OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the "Company" or "Corinthian"), for use in voting at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 13, 2013, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, and any postponements or adjournments thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on November 13, 2013. This Proxy Statement and 2013 Annual Report are available electronically on the Company's website at www.cci.edu under the heading "Investors—Financial Information." In addition, you may access these materials at www.edocumentview.com/COCO.

General

        This year, we are pleased to be using the Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") instead of a printed copy of this Proxy Statement and our Annual Report on Form 10-K (our "2013 Annual Report") for the fiscal year ended June 30, 2013. The Notice of Internet Availability contains instructions on how stockholders can access a copy of this Proxy Statement and our 2013 Annual Report over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including this Proxy Statement and our 2013 Annual Report. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and reduce the environmental impact of the Annual Meeting.

        We are first mailing the Notice of Internet Availability to our stockholders on or about October 3, 2013. For stockholders receiving a printed copy of our proxy materials, this Proxy Statement, the accompanying form of proxy or voting instructions and our 2013 Annual Report were first sent to stockholders on or about October 3, 2013. Our 2013 Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

Record Date and Outstanding Shares

        The Board of Directors has fixed the close of business on September 19, 2013 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, Corinthian had approximately 87,025,057 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Record Holders

        Beth Wilson and Kenneth S. Ord, the persons named as proxies to vote the shares represented by each properly submitted proxy, were selected by the Board of Directors to serve in such capacity. Ms. Wilson and Mr. Ord are both executive officers of Corinthian. The shares represented by each properly submitted proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each properly submitted proxy will also be voted as the proxyholder may determine in his or her discretion with respect to any other matters property presented for a vote at the Annual Meeting.

        Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective if, before voting begins at the Annual Meeting, either (i) the Secretary of Corinthian receives from the stockholder an instrument bearing a later date than the proxy, revoking the proxy or (ii) the stockholder properly submits another proxy bearing a later date. Additionally, a stockholder may change or revoke a previously submitted proxy by voting in person at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Required Vote

        Directors.    A plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the eleven director nominees receiving the most votes "for" election will be elected. You may vote "for" or "withhold" with respect to the election of directors. Because directors are elected by plurality, withheld votes will have no effect on the outcome of the election of directors. Additionally, the Company's Corporate Governance Principles, which are available on the Company's website at www.cci.edu under the heading "Investors," set forth our procedures if a director-nominee is elected, but receives a majority of "withhold" votes. Under these principles, in an uncontested election any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee (the "Nominating Committee") is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and the reasons therefor.

        Amendment and Restatement of the 2003 Performance Award Plan.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the "2003 Plan"). Abstentions with respect to the proposal to approve the amendment and restatement of the 2003 Plan are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal.

        Ratification of Auditors.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian's independent auditors. Abstentions with respect to the proposal to ratify Ernst & Young LLP as the Company's independent auditor are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal.

        Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve, by a nonbinding advisory vote, the compensation paid by the Company to its named executive officers. Abstentions with respect to this nonbinding advisory vote are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal.

        Notwithstanding the vote standards described above, Proposal 3 (the ratification of auditors) and Proposal 4 (advisory vote on executive compensation) are advisory only and are not binding on the Company. The Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

        See "Quorum and Broker Non-Votes" below for a discussion concerning the impact of broker non-votes on determining the outcome of the proposals.

Voting by Street Name Holders

        If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If your shares are held in a brokerage account and you do not submit voting instructions, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes"). See "Quorum and Broker Non-Votes" below. As a beneficial owner of shares, you are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the Annual Meeting unless you obtain from the broker, bank or nominee that holds your shares a "legal proxy" giving you the right to vote the shares in person at the Annual Meeting.

        For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a "legal proxy" from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Quorum and Broker Non-Votes

        The required quorum for transaction of business at the Annual Meeting will be a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting that are outstanding as of the Record Date. The election inspectors appointed for the meeting will determine whether or not a quorum is present. If you properly submit a proxy or voting instructions, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

        As described above, if your shares are held in a brokerage account and you do not submit voting instructions, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. We believe that brokers have "discretionary" voting authority with respect to Proposal 3 to be voted on at the Annual Meeting but do not have "discretionary" voting authority with respect to Proposals 1, 2 and 4 to be voted on at the Annual Meeting. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the discretion of your broker, but your shares will constitute "broker non-votes" on each of the other items at the Annual Meeting. Broker non-votes will be treated as not present and not entitled to vote with respect to each of the other items at the Annual Meeting (even though those shares are considered entitled to vote for quorum purposes and will be entitled to vote on Proposal 3) and, therefore, will not be counted in determining the outcome of the vote on those items.

2013 Annual Report

        Our 2013 Annual Report contains financial and other information pertaining to the Company and is being furnished to stockholders simultaneously with this Proxy Statement.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Corinthian's Board of Directors is currently comprised of eleven members. The Company's Certificate of Incorporation provides that elections of directors are for one-year terms only. Accordingly, all eleven directors will be elected at this Annual Meeting, each for a term of one year expiring at Corinthian's Annual Meeting of Stockholders in 2014 and until their respective successors are elected and qualified. Each of these eleven director nominees, Terry Hartshorn, Paul St. Pierre, Linda Arey Skladany, Robert Lee, Jack Massimino, Alice Kane, Hank Adler, Sharon Robinson, Tim Sullivan, John Dionisio and Marc Morial, is presently serving as a director of Corinthian and each of the nominees, other than Mr. Morial, was previously elected to the Board by our stockholders. Mr. Morial was appointed to the Board on April 27, 2013. Mr. Morial was initially introduced to Mr. Massimino through common acquaintances on the board of directors of Jobs for Americas Graduates.

        The Board of Directors, following the unanimous recommendation of its Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See "Nominees for Election for a One-Year Term Expiring at the 2014 Annual Meeting" below.

        Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If at the time of the Annual Meeting any of the nominees should be unable or unwilling for good cause to serve, the persons named as proxies to vote the shares represented by each properly submitted proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

        The Nominating Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the Nominating Committee has often re-nominated incumbent directors who continue to satisfy the Nominating Committee's criteria for membership on the Board, who the Nominating Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board. The nominees standing for election at the 2013 Annual Meeting were chosen based upon their records of professional integrity, dedication, collegial approaches to board deliberation and decision-making, strong work ethics and diverse professional backgrounds. The specific experience, qualifications, attributes and skills of each nominee that led to the Board's conclusion that the nominees should serve on the Board of Directors of the Company are described in each nominee's biographical information below.

Nominees for Election for a One-Year Term Expiring at the 2014 Annual Meeting

        The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

        Terry O. Hartshorn, age 68, was appointed to the Board of Directors in September 2005, and is currently the lead independent director of the Board. Mr. Hartshorn is a member of the Audit Committee and the Chairperson of the Nominating Committee of the Company's Board of Directors. Mr. Hartshorn was a member of the Board of Directors of PacifiCare Health Systems, Inc. from March 1985 until PacifiCare was purchased by UnitedHealth Group in December 2005. He was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of

PacifiCare from 1976 to 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries. Mr. Hartshorn currently serves as Chairman of the Board of LifeScript and sits on the board of directors of Alignment Healthcare. He also served as a member of the board of St. Joseph's Ballet from 2000 through 2008, and as a board member of Mariner's Church from 2000 to 2006. Mr. Hartshorn's decades of experience in the roles of chairman of the board, president and chief executive officer of publicly-traded companies, and his advisory role in a variety of industries, provide valued leadership on the Board and insight into its role in strategy development and corporate governance.

        Paul R. St. Pierre, age 68, served as Corinthian's Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company's inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Mr. St. Pierre is a member of the Compliance and the Nominating Committees of the Board of Directors. Prior to the Company's founding in 1995, he was employed by a subsidiary of National Education Corporation ("NEC") from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC. With decades of operational and marketing experience in private sector education and more than fifteen years as a director of the Company, Mr. St. Pierre brings to the Board in-depth knowledge of the Company and the industry that is important to the Board's oversight of the Company's business, and assists in helping develop, implement and assess the Company's operating plan and long-term strategy.

        Linda Arey Skladany, Esq., age 68, became a member of the Board of Directors effective upon the completion of Corinthian's initial public offering in February 1999. She is a member of the Nominating Committee and was the Chairperson of the Nominating Committee until August 14, 2013. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner for External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. She was appointed to senior policy positions within the Departments of Education, Justice and Transportation from 1981 to 1985, and served as Commissioner and Acting Chair of the Occupational Safety and Health Review Commission from 1988 to 1989. Ms. Skladany served as Special Assistant to the President and Deputy Director for Public Liaison in the White House from 1985 to 1987. Earlier, she had worked as a teacher in public education and a university administrator. Ms. Skladany has previously served a four-year term on the Board of the College of William and Mary, her alma mater, where she chaired the Student Affairs Committee. Ms. Skladany has extensive regulatory and legislative experience gained through more than twenty years of work in federal agencies and in Congressional relations, all of which allows her to provide the Company with valuable insight into government affairs, regulatory compliance and Congressional relations. In addition, her thirteen years of service on the Board provide her with an in-depth understanding of the Company's business.

        Robert Lee, age 65, became a member of the Board of Directors in October 2006. Mr. Lee is a member of the Audit Committee and is the Chairperson of the Compliance Committee of the Board. Mr. Lee retired from Pacific Bell ("PacBell") in 1998 after a 26-year distinguished career. At the time of his retirement, Mr. Lee was a Corporate Executive Vice President and President of the Business Communications Services Division. In that role, he was responsible for an operation that generated $3 billion in annual revenue, served one million customers and had 15,000 employees. During his career at PacBell, Mr. Lee served in a variety of senior marketing and general management positions, including Executive Vice President, California markets group and Executive Vice President, Marketing and Sales. Mr. Lee has been a director of Broadvision, Inc. since 2004 and serves as its compensation committee chair and a member of its nominating and audit committees. He serves as Chairman of the Board of Blue Shield of California, a board upon which he has sat since 2004, and is a member of its nominating and audit committees. From 1999 to 2007, Mr. Lee served on the board of directors of Web.com and as the chair of its compensation committee, and from 2001 to 2007 he served on the board of Netopia, Inc. and as a member of its audit committee. Mr. Lee is a seasoned executive with more than 25 years leading large organizations, including through service on the boards of several other public and private companies. His experience as a senior executive and director bring important knowledge to the Board's oversight of the Company's business and operations, strategy and corporate governance practices.

        Jack D. Massimino, age 64, is the Company's Chairman of the Board and its Chief Executive Officer, a position he held from November 2004 through June 2009, and again beginning November 29, 2010. He was appointed Chairman of the Board in August 2008. Mr. Massimino initially joined the Board of Directors immediately upon the completion of Corinthian's initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly-traded physician practice management company, from 1995 through late 1997. Prior to his employment with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service. Mr. Massimino currently sits on the board of directors of Jobs for America's Graduates. With experience as the chief executive officer of two publicly-traded corporations, including the Company for an aggregate of more than six years, Mr. Massimino brings to the Board in-depth knowledge of the Company's operations and strategy that is important to the Board's role of overseeing long-term strategy development, implementation and assessment, enterprise risk management and corporate governance practices. He also possesses a strong ability to motivate and manage others, develop leaders and drive change and growth.

        Hank Adler, age 67, has served on the Board of Directors since August 2004. He is the Chairperson of the Board's Audit Committee and a member of the Compliance Committee. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a certified public accountant, licensed in the State of California, and is a member of the Audit Committee Roundtable. Mr. Adler has been a director of KBS REIT since 2005 and serves as its audit committee chair and a member of its conflicts committees. He also serves as a director of KBS REIT II and KBS REIT III and serves as the audit committee chair and a member of the conflicts committee of each. Mr. Adler was previously a board member of Hoag Hospital Memorial Presbyterian. Mr. Adler has over a quarter-century of experience in public accounting, giving him an expertise in finance and financial reporting processes that enables him to understand the impact of business decisions on the Company's financial statements and results. His experience serving on the Company's Board and on other boards has provided him with a deep understanding of the Company's business and operations that is important to the Board's oversight of the Company's corporate governance, risk management and strategy development and implementation.

        John M. Dionisio, age 65, was appointed to the Board in April 2008. Mr. Dionisio is a member of the Audit Committee and the Compensation Committee of the Company's Board of Directors. He is currently chairman and chief executive officer of AECOM Technology Corp., a NYSE-listed company, and has served on its board of directors since 2003. During his 40-year career with AECOM and its predecessor companies, Mr. Dionisio has held a number of senior management positions, including executive vice president and chief operating officer, as well as president and chief executive officer of its DMJM Harris business. Mr. Dionisio earned a master's of science degree in civil engineering from Polytechnic Institute of New York and a bachelor's of science degree in civil engineering from The City

College of New York. Mr. Dionisio's experience as the chief executive officer and director of another public company provides him with important insight into the Board's role in strategy development, risk management, compensation matters and corporate governance.

        Alice T. Kane, age 65, was appointed to the Board of Directors in July 2005. She is a member of the Compliance Committee and is the Chairperson of the Compensation Committee of the Board of Directors. Ms. Kane has more than 30 years of experience in the financial services industry. Ms. Kane joined the law firm Duane Morris LLP as a partner in 2012, after being a member of Dewey & LeBoeuf LLP for six months. She was previously the General Counsel of North America for the Zurich Financial Services Group, a position she held from 2005 to 2011. Prior to joining Zurich, she co-founded Q-Cubed Alternative Advisor LLC, a quantitative equity hedge fund, where she was Chair and Managing Director from September 2004 to October 2005. From September 2002 to March 2004, Ms. Kane was Chair of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Starting in 1998, Ms. Kane served as Chair and President of three mutual fund and variable annuity businesses with combined assets of over $30 billion with American General Financial Group. She began her career at New York Life Insurance Company in 1972, where she ultimately served as Executive Vice President of its $40 billion asset management business and as a member of the executive management committee. She also served as Executive Vice President and General Counsel of New York Life from 1986 to 1995. Ms. Kane joined the Board of PENSCO Trust Company, where she sits on both the Trust and the Audit Committees, in June 2012. Ms. Kane also serves on two not-for-profit boards: the Tourette Syndrome Association (on which she has served on the Finance Committee and the Government Relations Committee) and the Keck Graduate School of Applied Life Sciences (on which she has served on the Investment Committee, the Advancement Committee, the Budget and Finance Committee and the Audit / Risk Management Committee). Ms. Kane was formerly a member of the National Association of Securities Dealers (NASD) Board of Governors. Ms. Kane was also previously a director of Guess?, Inc. from 1998 to 2010, where she was a member of the Audit Committee and chair of the Nominating and Governance Committee. Ms. Kane's executive management experience and legal career over the course of more than 40 years brings to the Board an invaluable perspective on various corporate and financial matters impacting the Company.

        Timothy J. Sullivan, age 69, was appointed to the Board of Directors in January 2008. Mr. Sullivan is a member of the Nominating Committee and the Compensation Committee of the Company's Board of Directors. Mr. Sullivan is president emeritus of the College of William and Mary. His career at the College of William and Mary spans more than 35 years and includes serving for 12 years as its president and, earlier, as dean and as executive director of its law school. Mr. Sullivan earned a bachelor's degree from the College of William and Mary and a juris doctorate degree from Harvard University. He served as chair of the Council of Presidents of the Association of Governing Boards from 2002 to 2005. Mr. Sullivan became a member of the board of Mariner's Museum in 2009 and serves on the finance and the programs committees. Mr. Sullivan was also a member of the board of directors of Towne Bank from 2000 to 2009. Mr. Sullivan's distinguished career at the College of William and Mary gives him a comprehensive understanding of post-secondary education and makes him a valuable resource to the Board. His experience serving on a publicly-traded company's board has provided him with a deep understanding of the Board's oversight of the Company's corporate governance and risk management.

        Sharon P. Robinson, Ed.D, age 69, was appointed to the Board of Directors in January 2011 and is a member of the Compensation Committee of the Company's Board of Directors. Dr. Robinson currently serves as President and Chief Executive Officer of the American Association of Colleges for Teacher Education, a position she has held since 2005. Previously, she held a number of senior management positions at Educational Testing Service beginning in 1997, most recently as Executive Vice President and President of its Educational Policy Leadership Institute. From 1993 to 1997, Dr. Robinson was Assistant Secretary of Education with the U.S. Department of Education's Office of

Education Research and Improvement, and before that, she was Director of the National Center for Innovation for the National Education Association. Dr. Robinson earned a doctorate degree in educational administration and supervision, a master of arts degree in education curriculum and instruction and a bachelor's degree in English and education from the University of Kentucky. She has served, or currently serves, on the Board of Trustees of the Woodrow Wilson National Fellowship Program, Southern Education Foundation, National Education Association Foundation for the Improvement of Education, and the Management and Training Corp., for which she serves as compensation committee chair, and she serves as a director for Jobs for America's Graduates. Dr. Robinson brings to the Board invaluable experience in understanding regulatory oversight and how it affects academics and operations. She assists the Board in identifying trends that may impact the Company's operations, services or business model, in developing regulatory compliance models, and in delivering high-quality academic services.

        Marc H. Morial, age 55, was appointed to the Board on April 27, 2013. Mr. Morial is currently President and Chief Executive Officer of the National Urban League, a position he has held since 2003. Prior to that, Mr. Morial served as the Mayor of New Orleans, Louisiana from 1994 to 2002, and also served as a Louisiana State Senator from 1992-1994. Before holding public office, he practiced law in the private sector for more than ten years. Mr. Morial currently serves on the corporate advisory board of Protiviti, a division of the Robert Half Company, a position he has held since 2009, and on the board of managers of Urban America Fund II, a position he has held since 2007. He also continues to sit on the Equity and Excellence in Education Commission and the Financial Capability Commission, as an appointee of President Obama in 2011 and 2012, respectively. Mr. Morial earned a bachelor's degree from the University of Pennsylvania and a juris doctor from Georgetown University Law Center. Mr. Morial's experience as the head of a national organization devoted to the advancement of education, job training and growth for inner city youth and adults provides him with important insight into the Company's students and the value of its academic offerings. His prior experience as an elected official allows him to provide a unique perspective into the needs of the communities that the Company serves and the legislative and regulatory challenges facing the Company.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Director Compensation

        Under its charter, the Nominating Committee is responsible for (among other things) reviewing the compensation and benefits of members of the Board of Directors of the Company who are not employed by the Company (referred to herein as "non-employee directors") and recommending to the Board for its approval an overall compensation package for such directors. During fiscal 2010, the Company's Compensation Committee and the Nominating Committee jointly retained Exequity LLP ("Exequity") to serve as those committees' independent compensation consultant. In this capacity, Exequity periodically reviews, at the request of the Nominating Committee, the compensation for non-employee directors at the Company's peers and general industry trends, and provides observations and input to the Nominating Committee with respect to the program value and structure. The Nominating Committee reviews such data and observations and makes recommendations to the Board regarding proposed revisions to non-employee director compensation. In 2010, following the unanimous recommendation of the Nominating Committee, the Board approved the following compensation arrangements for the Company's non-employee directors.

  •
  Each non-employee director is paid an annual retainer of $60,000 for his or her services as a director.

  •
  Each member of the Compensation Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compensation Committee receives an additional annual retainer of $25,000.

  •
  Each member of the Audit Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Audit Committee receives an additional annual retainer of $25,000.

  •
  Each member of the Nominating Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Nominating Committee receives an additional annual retainer of $15,000.

  •
  Each member of the Compliance Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compliance Committee receives an additional annual retainer of $20,000.

  •
  Non-employee directors also receive $1,500 for each Board meeting attended in excess of six Board meetings in a fiscal year, and each Committee member receives $1,500 for each Committee meeting attended in excess of six meetings in a year. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

  •
  Each non-employee director receives an annual grant of deferred stock units ("DSUs") with a target value of $90,000, calculated based upon the average closing market prices of the Common Stock during the month prior to the month in which the grant is made, but not to exceed 15,000 DSUs. The lead independent director also receives an additional annual grant of DSUs with a target value of $30,000, calculated in the same manner, but not to exceed 5,000 shares. DSUs vest in four equal quarterly installments during the year following the grant date, but may not be sold, and remain tax-deferred, until the earlier to occur of (i) three years after the date of grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of Corinthian. Directors also may voluntarily elect to receive their annual retainer in an equivalent amount of additional DSUs in lieu of cash. It is contemplated that these annual DSU grants will occur at the time of the Annual Stockholders' Meeting.

        In 2012, the Nominating Committee retained Exequity to help it review and make recommendations to the Board regarding any changes in non-employee directors' compensation that should be considered. Exequity reviewed peer company data (using the same peers as those utilized by the Compensation Committee in determining executive compensation during such year) and made observations regarding board compensation for the Nominating Committee's consideration. Among other matters, Exequity and the Nominating Committee noted that for the prior two years the non-employee directors' effective compensation in the form of DSUs had been substantially below the target compensation of $90,000 (and the additional target of $30,000 for the lead independent director) because of the 15,000 share limit for directors and the additional 5,000 share limit for the lead independent director. In fiscal years 2011 and 2012, the grant date fair value of DSUs for directors was $64,500 and $40,350, respectively (well below the target value of $90,000), and the lead independent director received additional DSUs with a grant date value of an additional $21,500 and $13,450, respectively (well below the target value of $30,000).

        Following such review, the Nominating Committee unanimously recommended to the Board that it retain most of the compensation elements for non-employee directors, but that the share limit on annual grants to non-employee directors and the lead independent director be removed. The Board unanimously adopted the Nominating Committee's recommendations. Accordingly, annual DSU grants to non-employee directors have not been subject to the share limits starting in November 2012 (for the fiscal 2013 year). All other compensation elements for non-employee directors set in August 2010 remain unchanged.

        Directors are subject to a share ownership guideline under which they should hold, for as long as they continue to serve on the Board, Company Common Stock with a value equal to three times the annual cash retainer for the Company's non-employee directors, with no time limit to meet the ownership guideline, but with a requirement to hold 100% of net after-tax profit in shares acquired on option exercise or following DSU distribution until the guideline is met. In April 2013, the Board clarified these guidelines to allow non-employee directors to sell up to 50% of shares received upon the delivery of DSUs to satisfy any income tax liability associated with such delivery. The Board expects to periodically re-evaluate this ownership guideline in connection with changes in Board compensation.

Director Compensation Table—Fiscal 2013

        The following table presents information regarding the compensation paid with respect to services provided during fiscal 2013 to individuals who were members of the Company's Board of Directors at any time during fiscal 2013 and who were not also employees of the Company during such period. The compensation paid to Jack D. Massimino, who was a director and employed by the Company during all of fiscal 2013, is presented below in the Summary Compensation Table and the related explanatory tables. Mr. Massimino is not entitled to additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Total ($)
(a)	(b)	(c)	(h)
Linda Arey Skladany	78,000	72,459	150,459
Paul R. St. Pierre	83,000	72,459	155,459
Hank Adler	98,000	72,459	170,459
Terry O. Hartshorn	81,500	96,612	178,112
Alice Kane	99,500	72,459	171,959
Robert Lee	93,000	72,459	165,459
Timothy Sullivan	84,500	72,459	156,959
John Dionisio	81,500	72,459	153,959
Sharon P. Robinson	73,000	72,459	145,459
Marc H. Morial	15,000	46,433	61,433
Leon Panetta(1)	0	0	0

(1)
Mr. Panetta was appointed to the Board on April 27, 2013. Due to time constraints on his schedule, he resigned from the Board pursuant to a letter delivered to the Company dated July 16, 2013. Mr. Panetta voluntarily returned to the Company all Board fees he had been paid and forfeited all DSUs he had been granted.

(2)
In accordance with the SEC's disclosure rules, the amounts reported in Column (c) of the table above reflect the fair value on the grant date of the stock awards granted to the Company's non-employee directors during fiscal year 2013. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (c), please see the discussions contained in Note 9 (Common Stockholders' Equity) to the Company's Consolidated Financial Statements included as part of the Company's 2013 Annual Report.

(3)
During fiscal year 2013 each of our continuing non-employee directors, other than Messrs. Morial and Panetta, received an annual award of 35,694 DSUs. In addition, the lead independent director of the Board, Mr. Hartshorn, received an additional 11,898

  DSUs (for a total annual award of 47,592 DSUs). The Company's stock price on the date of such grants, November 14, 2012, was $2.03 per share. The grant date value for DSUs actually delivered to such directors was below the $90,000 (and additional $30,000 for the lead independent director) target value approved by the Board. Messrs. Morial and Panetta received prorated grants of 20,822 DSUs each (Mr. Panetta forfeited his grant to the Company upon his resignation from the Board in July 2013). The Company's stock price on the date of the grants to Messrs. Morial and Panetta, June 25, 2013, was $2.23. In accordance with the Board-approved director compensation arrangement described above, directors were not granted options to purchase the Company's Common Stock during fiscal year 2013.

(4)
As of June 30, 2013, the end of the Company's fiscal year 2013, the Company's non-employee directors held the following aggregate numbers of outstanding unexercised equity awards: (i) Linda Arey Skladany, 89,000 options and 68,694 DSUs; (ii) Paul R. St. Pierre, 89,000 options and 68,694 DSUs; (iii) Hank Adler, 69,000 options and 68,694 DSUs; (iv) Terry O. Hartshorn, 106,000 options and 90,592 DSUs; (v) Alice Kane, 59,000 options and 68,694 DSUs; (vi) Robert Lee, 43,000 options and 68,694 DSUs; (vii) Timothy Sullivan, 32,125 options and 68,694 DSUs; (viii) John Dionisio, 29,500 options and 68,694 DSUs; (ix) Sharon P. Robinson, 65,694 DSUs; (x) Marc Morial, 20,822 DSUs; and (xi) Leon Panetta, 20,822 DSUs (these DSUs were forfeited by Mr. Panetta upon his resignation from the Board in July 2013).

Attendance at Meetings

        The Board of Directors met in person or conducted telephonic meetings a total of seven times during fiscal year 2013. During that same period, the Board acted three times by unanimous written consent. Each director who was a member of the Board at the time of the applicable meetings attended more than 75% of all Board meetings and applicable committee meetings held during the fiscal year, other than Messrs. Morial and Panetta (neither of whom sat on any Board committees during fiscal 2013), who each were unable to attend the one Board meeting held during their membership on the Board during fiscal year 2013 due to scheduling conflicts that existed prior to their appointment to the Board. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

        Board members are encouraged to attend the Annual Meeting of Stockholders. Five Board members attended the 2012 Annual Meeting, and five Board members were unable to attend.

Board Leadership Structure

        The Board believes there is no single, generally accepted approach to providing Board leadership, and that leadership structure may vary as circumstances warrant. In the past, the Board has, at times, separated the positions of Chief Executive Officer and Chairman of the Board to facilitate management succession and leadership development. When the Board re-appointed Jack Massimino to the position of Chief Executive Officer in November 2010 (after he had previously served in that position from 2004-2009), it determined that he should maintain his position as Chairman of the Board as well. The Board of Directors believes this is the appropriate leadership structure for the Company at this time because it capitalizes on Mr. Massimino's experience as both a director of the Company for over thirteen years and as the Company's Chief Executive Officer for more than an aggregate of eight years. This dual role also promotes focused leadership and clarity in the overall direction of the Company's business strategy, and direct accountability between the Board and executive management. The Board of Directors acknowledges that the best leadership model for the Company may change based on the Company's needs at any given point in time, particularly with regard to management development and succession. Accordingly, the Board of Directors may, depending on the circumstances, determine that a different leadership structure would be in the best interests of the Company in the future.

        Additionally, the Board of Directors has chosen Mr. Hartshorn to serve as the lead independent director to promote the independence of the Board and appropriate oversight of management. The lead independent director acts as a liaison between the independent directors and management and is responsible for assisting the Chairman and Chief Executive Officer in establishing the agenda for Board meetings and for performing such other duties as may be specified by the Board from time to time.

Risk Oversight

        The Board has an active role, as a whole and through its committees, in overseeing management of the Company's risks. Management is responsible for identifying the material risks facing the Company and implementing appropriate risk management strategies. The Board's role includes oversight of management's day-to-day risk management activities and consideration of long-range strategic issues and risks to the Company. At regular Board meetings, the Chief Executive Officer and Chairman of the Board, in consultation with other members of management, proposes agenda items for the Board's approval of key issues of strategy, risk and integrity to be scheduled and discussed during the course of the fiscal year. In addition, the Board and its committees are periodically updated throughout the year on potential areas of risk exposure and processes to mitigate risks in the course of its review of the Company's strategy and business plan and through reports to the Board and its committees by senior members of management.

        The Board's committees, all comprised solely of independent directors, assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company's risk assessment and risk management policies, particularly the management of financial risks. The Compensation Committee oversees the management of risks relating to the structure of the Company's compensation plans, policies and overall philosophy. See "Risk Assessment and Mitigation." The Compliance Committee assists the Board in fulfilling its corporate governance and oversight responsibilities in relation to the Company's education-related regulatory compliance obligations. In addition, the Nominating Committee monitors risks associated with the effectiveness of the Board and the implementation of the Company's corporate governance principles. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, each committee regularly reports to the entire Board regarding such risks, which allows the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

        The Board of Directors believes that the processes it has established to administer the Board's risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Company's leadership structure described above under "Board Leadership Structure."

Director Independence

        The Board of Directors has determined that Mr. Adler, Ms. Skladany, Ms. Kane, Mr. Hartshorn, Mr. St. Pierre, Mr. Sullivan, Mr. Dionisio, Mr. Lee, Dr. Robinson and Mr. Morial are "independent" under applicable Nasdaq listing standards, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director. Due to his position as Chief Executive Officer of the Company, Mr. Massimino does not qualify as an independent director.

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Compliance Committee.

        Audit Committee.    The Audit Committee is currently comprised of Mr. Adler (chairperson), Mr. Hartshorn, Mr. Lee and Mr. Dionisio. Each of these directors is an "independent director" as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Adler is an "audit committee financial expert," as such term is defined in Regulation S-K, Item 407(d)(5) promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's Charter can be viewed under the heading "Investors" on the Company's website at www.cci.edu. The Audit Committee is responsible for, among other things, reviewing the results and scope of the audit and other services provided by the Company's independent auditors, consulting with the Company's independent auditors and retaining the Company's independent auditors. The Audit Committee met four times during the fiscal year ended June 30, 2013.

        Compensation Committee.    The Compensation Committee is currently comprised of Ms. Kane (chairperson), Mr. Dionisio, Dr. Robinson and Mr. Sullivan. Each of these directors is an "independent director" as defined in applicable Nasdaq rules. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company's website at www.cci.edu under the heading "Investors." The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company's 1998 Performance Award Plan, as amended, the Company's 2003 Performance Award Plan, as amended, the Company's 2004 New-Hire Award Plan, and the Company's Employee Stock Purchase Plan.

        The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee currently has no such subcommittees and has no current intention to delegate any of its authority to any subcommittee. The Company's executive officers, including the Named Executive Officers (as identified below), do not have any role in setting the form or amount of compensation paid to the Named Executive Officers and other senior executive officers. However, the Company's Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers, in some instances after receiving input from other executive officers.

        Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. During fiscal 2013, the Compensation Committee retained the services of Exequity as its independent compensation consultant to provide advice in determining certain compensation matters for the Company's senior executive officers. Since fiscal 2008, the Company has also retained Mercer LLC to provide consulting services regarding the Company's overall compensation, benefits and human resources strategy. Mercer has not been retained directly by the Compensation Committee, and all data, observations and advice provided by Mercer to the Compensation Committee with respect to executive compensation have been reviewed and commented on by the Compensation Committee's independence consultant, Exequity. Additional information about the services provided by Exequity and Mercer is included in the "Compensation Discussion and Analysis" section under the heading "Role of the Compensation Committee and Compensation Consultants."

        The Compensation Committee met eight times during the fiscal year ended June 30, 2013.

        Nominating Committee.    The Nominating Committee of the Board is currently comprised of Mr. Hartshorn (chairperson), Mr. St. Pierre, Ms. Skladany and Mr. Sullivan. Each of these directors is an "independent director" as defined in applicable Nasdaq rules. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company's website at www.cci.edu under the heading "Investors." The Nominating Committee's functions include identifying qualified individuals to become Board members, recommending the composition of the Board of Directors' committees, monitoring a process to assess Board effectiveness, and reviewing and making recommendations regarding director compensation. The Nominating Committee met five times during the fiscal year ended June 30, 2013.

        Compliance Committee.    The Compliance Committee is currently comprised of Mr. Lee (chairperson), Mr. Adler, Ms. Kane and Mr. St. Pierre. Each of these directors is an "independent director" as defined in the applicable Nasdaq rules. The Compliance Committee operates under a written charter adopted by our Board of Directors. A copy of the Compliance Committee Charter can be viewed under the heading "Investors" on the Company's website at www.cci.edu. The Compliance Committee is responsible for, among other things, reviewing the Company's processes to ensure that an appropriate framework of policies, procedures, reporting, ethical standards and employee accountability is established and functioning to achieve compliance with education-related regulatory matters. This includes reviewing with management the appropriate allocation of resources to achieve the desired results and reviewing the Company's efforts to nurture a culture of compliance and embed compliance awareness and accountability throughout the Company. The Compliance Committee met four times during the fiscal year ended June 30, 2013.

Director Nomination Process

        The Nominating Committee does not apply any specific, minimum qualifications in considering potential board members. Instead, in its assessment of potential board member candidates, the Nominating Committee reviews the nominees' experience and independence, the current needs of the Board, and such other factors as the Nominating Committee may determine are pertinent at the time. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate diversity of backgrounds. The Nominating Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Nominating Committee by other directors, members of management and Company stockholders. The Nominating Committee also has in the past engaged third-party consultants to help identify and evaluate potential director nominees, although no such consultants were engaged by the Nominating Committee during fiscal 2013. In considering nominees to the Board, the Nominating Committee will select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

        The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee's evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2014 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company's corporate office no later than the close of business on July 16, 2014. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; a representation as to whether or not the stockholder holds any derivative positions or has engaged in any hedging or other transactions that impacts voting power or economic interest with respect to the Company's securities; information regarding each nominee which would be required to be included in a proxy statement, including a statement of the qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Stockholder Communications

        Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian directors and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions, which meets the requirements of Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. A copy of the Code of Business Conduct and Ethics can be viewed under the heading "Investors" on the Company's website at www.cci.edu. Waivers from, and amendments to, the Code of Business Conduct and Ethics that apply to directors, executive officers, other principal financial officers or persons performing similar functions will be timely posted in the "Investors" section of the Company's website at www.cci.edu, or a Report on Form 8-K will be filed with the SEC with respect to such items.

Review and Approval of Transactions with Related Persons

        The Audit Committee's Charter requires that the Audit Committee conduct an appropriate review of all proposed related person transactions (which term refers to transactions that would be required to be disclosed pursuant to Regulation S-K, Item 404(a) promulgated under the Securities Exchange Act of 1934, as amended) and that management shall not cause the Company to enter into any new related person transaction unless the Audit Committee approves such transactions. In addition, the Company's Code of Business Conduct and Ethics requires that all employees discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Company's General Counsel, except in the case of the Company's Chief Executive Officer, in which case such matter should be discussed with the chair of the Audit Committee. Additionally, executive officers and directors of the Company must not engage in any transaction with the Company unless it has been previously approved by the Audit Committee of the Board of Directors. For purposes of this requirement, the term "transaction" does not include compensation which is approved by the Compensation Committee of the Board for services to the Company.

Transactions with Related Persons

        Ms. Skladany's husband is a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP ("Akin Gump"), and in February 2011 the Company retained Mr. Skladany and other attorneys and advisors in that firm to provide it with legal advice and other ongoing services related to legislative and regulatory matters. Akin Gump is an international law firm with approximately 806 lawyers, 174 equity partners, and approximately $775 million in annual gross revenue in 2012, according to The American Lawyer. The Company expects that total payments to Akin Gump during fiscal year 2014 will not exceed approximately $200,000. The engagement by the Company of Akin Gump has been approved by the Audit Committee. The Company and its subsidiaries had no other transactions, nor are there any currently proposed transactions, in which the Company or its subsidiaries was or is to be a participant, where the amount involved exceeded $120,000, and where any director, executive officer or beneficial holder of more than 5% of the outstanding shares of Common Stock, or any of their immediate family members, had a material direct or indirect interest reportable under applicable SEC rules.

Corporate Governance Principles

        The Board of Directors, on the recommendation of the Nominating Committee, has adopted Corporate Governance Principles to assist the Board in the discharge of its duties and to serve the interest of the Company and its stockholders. The Corporate Governance Principles can be viewed under the heading "Investors" on the Company's website at www.cci.edu.

Compensation Committee Interlocks and Insider Participation

        Since August 2011, the Compensation Committee has been comprised of Ms. Kane (chairperson), Mr. Sullivan, Mr. Dionisio and Dr. Robinson. No one during the period of his or her service on the Compensation Committee is a past or present officer or employee of the Company or had any relationship with the Company requiring disclosure under the SEC rules with respect to transactions with related persons. In addition, no executive officer of the Company serves or has served as a member of the Compensation Committee (or other committee serving an equivalent function) or board of directors of any entity, an executive officer of which served as a director or member of the Compensation Committee of the Company during fiscal 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms it has received and those it has prepared on behalf of officers of the Company, the Company believes that all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners during or with respect to fiscal 2013 were complied with by such persons.

COMPENSATION DISCUSSION AND ANALYSIS

        Corinthian is one of the leading post-secondary education companies in North America. Corinthian focuses on delivering value to students while steadily improving the Company's operational and financial results. In doing so, the Company believes it is serving students, employees, and stockholders alike. In fiscal 2013, Corinthian continued to make operational improvements despite challenges within the proprietary education industry generally. The Company also reduced operating expenses and continued to increase the efficiency of its operations through increased automation and standardization. Managing Corinthian's business during this time requires a team of talented and experienced executives, and, accordingly, Corinthian's executive compensation philosophy is designed to attract and retain top talent, align pay and performance, and encourage value creation for investors and students.

        The following contains a discussion of the material elements of compensation for the Company's current principal executive officer, principal financial officer, and the three other most-highly compensated individuals who served as executive officers of the Company during its 2013 fiscal year.

These five individuals are referred to as the "Named Executive Officers" in this Proxy Statement. The Company's Named Executive Officers for fiscal 2013 were as follows:

Name	Title
Jack Massimino	Chairman of the Board and Chief Executive Officer
Robert Owen	Executive Vice President and Chief Financial Officer
Kenneth Ord	Executive Vice President and Chief Administrative Officer
Beth Wilson	Executive Vice President
Stan Mortensen	Executive Vice President and General Counsel

        For fiscal 2013, the Company maintained the key elements of its executive compensation structure, but made changes to the annual bonus program and long-term incentive program to better reflect the Company's strategic goals and adapt to the changing industry environment.

        For fiscal 2013, the primary compensation actions taken by the Compensation Committee for our executive officers are summarized below:

  •
  Base Salary:  At the start of fiscal 2013 the Company made base salary adjustments for its executives officers. Base salaries for most executives increased by 3% consistent with overall market trends; however, the Chief Financial Officer, who is relatively new in his position, received a larger salary increase of 14% to reflect the Compensation Committee's assessment of his overall performance and growth in his role, competitive market levels and desired external and internal pay positioning, and the Chief Executive Officer did not receive an increase.

  •
  Cash Incentive Payouts:  For fiscal 2013, the Named Executive Officers' cash incentive opportunities as a percentage of salary remained constant, with the exception of Mr. Ord, whose target award opportunity for 2013 was increased from 75% to 90% of his annual base salary in light of his increased responsibilities as Chief Administrative Officer. For fiscal 2013, the executive incentive plan was based on an operating income performance goal and the achievement of a regulatory compliance "gate." In addition, near the end of the fiscal year, the Compensation Committee exercised the discretion it reserved to revise, supplement or discontinue the annual incentive awards by providing that payment of the 2013 awards will be made over the four quarters following the end of fiscal 2013, with 25% of the award paid each quarter, rather than in a single lump sum following the end of the year. Additionally, employees (including all Named Executive Officers) must be employed as of the payment dates to receive the applicable payments. The Compensation Committee exercised this discretion in order to further enhance the retention power of Corinthian's incentive programs, to further spread the expenses of the bonus plan and to manage working capital. In fiscal 2013, the Company achieved 110% of its operating income target and met the regulatory compliance "gate." This resulted in achievement of 119% of the target incentive opportunities for executive officers, 25% of which will be paid in each quarter of fiscal 2014 contingent upon continued employment through the applicable payment date.

  •
  Long-Term Incentive Awards:  Consistent with fiscal 2012, the Company maintained its existing equity grant guidelines for fiscal 2013 and delivered awards 50% in stock options and 50% in RSUs, based on grant date value. For fiscal 2013, the Company decided to use the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $5.00 to convert the dollar denominated equity value into a number of options or RSUs for this purpose. In addition, the company assumed that the value of an option was 50% of the value of an RSU for value-to-share conversion purposes. Based on this policy, the Company used a stock price of

    $5.00 for RSUs and a value of $2.50 for options to determine the number of RSUs and options granted in August 2012. As a result, the actual grant date fair value of the equity awards as reflected in the Summary Compensation Table for fiscal 2013 was once again below the approved target equity grant guidelines as the actual grant date stock price was substantially below the stock price used to determine the number of RSUs and options to award. Consistent with prior years, the exercise price of all stock option grants equaled the Company's closing stock price on the date of grant. In addition to the annual stock option and RSU awards, the Compensation Committee approved a special long term cash award for the Company's executive officers, including the Named Executive Officers, in order to encourage retention in light of below-target equity awards for the past several years.

  •
  Chief Executive Officer Compensation:  For fiscal 2013, Mr. Massimino requested that he not receive any increase in base salary, target cash incentive opportunity, or target long-term incentive opportunity, and the Compensation Committee approved the request. As a result, Mr. Massimino's compensation structure remained unchanged for fiscal 2013, except that he was also granted the long-term retention cash award consistent with other executives. Even with this additional retention award, his total long-term incentive grant value remained below the approved guideline given the approach the Company has used to convert award values to actual RSUs and options as described above.

        The Compensation Committee also took certain actions in June 2013 related to the Company's executive compensation for fiscal 2014:

  •
  Base Salary:  In July 2013, the start of the Company's fiscal 2014, the Compensation Committee initially awarded a 3% increase in base salary for the Named Executive Officers, other than Mr. Massimino, who received a $50,000 (or 5.6%) increase, and Mr. Owen, who received a salary increase of 7.5% in order to better reflect competitive market pay levels and desired pay positioning. In August 2013, at management's request and as part of a Company-wide expense reduction effort, the Compensation Committee rolled back all executive base salaries to fiscal 2013 levels, except for Mr. Owen's market adjustment described above.

  •
  Annual Cash Incentive Plan Design:  For fiscal 2014, the plan design and cash incentive opportunities as a percentage of salary will remain constant for the Named Executive Officers. As with fiscal 2013, the cash incentive plan design for executives is based on an operating income measure and a regulatory compliance "gate." The Compensation Committee believes that this plan best aligns with the interests of stockholders, with its focus on financial performance metrics, and helps to mitigate risk in a heavily regulated environment.

  •
  Long-Term Incentive Plan Design:  For fiscal 2014, the Company introduced a long-term performance cash plan for Named Executive Officers. Payouts under this plan can range from 0 to 2 times the target award levels based on 3-year cumulative adjusted EBITDA performance relative to pre-defined performance goals. In addition, a threshold Department of Education ("ED") financial responsibility composite score "gate" must also be achieved for any payouts to occur under the plan. Awards under the plan are intended to comprise the majority of long-term incentive compensation for Named Executive Officers in fiscal 2014. However, executives (including the Named Executive Officers) also received a portion of long-term incentives in the form of stock options and RSUs. The actual grant date fair value of the long-term incentive awards was once again below the approved target long-term incentive grant guidelines. Also consistent with prior years, the exercise price of all stock option grants equaled the Company's closing stock price on the date of grant.

 Role of the Compensation Committee and Compensation Consultants

        The Company's executive compensation programs are determined and approved by the Compensation Committee. As contemplated by its Charter, the Compensation Committee annually evaluates the Chief Executive Officer's compensation in light of corporate performance and the competitive labor market environment in which the Company competes for executive talent, and bases the Chief Executive Officer's compensation, including salary, annual cash incentive opportunity, grants of long-term incentive compensation, perquisites and severance arrangements, upon such evaluations. The Compensation Committee also annually reviews and approves the compensation structure for the Company's other executive officers, including the other Named Executive Officers, by assessing the Company's general performance and the competitive labor market, and sets the annual compensation, including salary, bonus, and long-term incentive compensation grants, for such executive officers. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in making decisions regarding the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting the compensation levels for other executive officers.

        Under its Charter, the Compensation Committee has the authority to hire independent consultants to advise it on executive compensation matters. During fiscal 2013, the Compensation Committee continued to retain Exequity as its independent compensation consultant. In this role, Exequity has advised the Compensation Committee regarding fiscal 2013 compensation decisions, as well as 2014 program design and executive compensation levels, including advising the Compensation Committee as it determined the compensation structure for the Company's Chairman of the Board and Chief Executive Officer. Exequity has not, at any time, provided any services to the Company other than (i) consulting services provided since fiscal 2010 to the Compensation Committee regarding executive compensation, and (ii) consulting services provided to the Nominating Committee regarding Director compensation during the same period.

        Since fiscal 2008, the Company has also retained Mercer LLC ("Mercer") to provide consulting services regarding the Company's overall compensation, benefits and human resources strategy. As part of its overall services to the Company, Mercer has provided observations and input regarding the compensation of executive officers, other than Mr. Massimino in his roles as Chief Executive Officer and Chairman of the Board. Mercer also provides management with other non-executive compensation and benefit consulting services. Mercer has not been engaged by the Compensation Committee, and all data, observations and advice provided by Mercer with respect to executive compensation have, to the extent they are considered by the Compensation Committee, been reviewed and commented on by the Compensation Committee's independent consultant, Exequity. In preparation for both fiscal 2013 and fiscal 2014, Mercer conducted an assessment of the compensation practices of the Company's peers and advised the Company's management regarding salaries, short-and long-term incentives, internal pay equity considerations and stock ownership guidelines.

        The Compensation Committee has assessed Exequity and Mercer's relationship with management and the Compensation Committee pursuant to applicable SEC and NASDAQ rules. Specifically, Mercer and Exequity provided the Compensation Committee with an overview of the other services provided to Corinthian, the financial relationship with the Company, and the policies and procedures in place to mitigate potential conflicts of interest. Mercer and Exequity also represented to the Compensation Committee that there are no personal or business relationships between the consultants to the Compensation Committee or any members of the Compensation Committee or Named Executive Officers, beyond the relationship described above. Further, Mercer and Exequity consultants to the Compensation Committee do not directly own any Corinthian shares. Based on these and other factors, the Compensation Committee does not believe that there are any factors that prevent Mercer and Exequity from providing objective advice.

 The Role of Stockholder Say-on-Pay Votes

        The Company's stockholders are provided with an opportunity to cast an annual advisory vote on the Company's executive compensation program through the say-on-pay proposal. At the Company's annual meeting of stockholders held in November 2012, approximately 88% of the votes cast supported the Company's say-on-pay proposal. The Compensation Committee believes these positive results affirm stockholders' support of the Company's approach to its executive compensation program. The Compensation Committee generally did not change its approach to executive compensation for fiscal 2013 or fiscal 2014 based on the result of the voting on the Company's 2012 say-on-pay proposal and believes the program in place, as in prior years, includes a number of features that further the goals of the Company's executive compensation program and reflect best corporate practices in the market. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

Executive Compensation Program Objectives and Elements

        The Company's current executive compensation programs are intended to help the Company achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) reinforce the alignment between executive officers' and stockholders' interests.

        As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of the following: a base salary, an annual cash incentive opportunity (referred to in the Summary Compensation Table below as "Non-Equity Incentive Plan Compensation"), a long-term incentive opportunity in the form of performance cash, stock options and RSUs, perquisites, and severance and other benefits payable in connection with a termination of employment. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as summarized in the table below.

Compensation Element	Principal Compensation Objectives
Base Salary	Provide competitive salary to recruit and retain superior talent and to reward for day-to-day job performance
Annual Cash Incentive Opportunity	Drive annual corporate financial results and maintain high standards of regulatory compliance, and provide retention
Long-Term Incentives	Create alignment with stockholders, drive stockholder value and long-term financial performance, and provide retention
Perquisites	Provide modest supplemental benefits to attract and retain key talent
Severance and Other Benefits	Help ensure unbiased assessment of mergers and acquisitions activity and fair treatment in the event of termination

        The Compensation Committee believes that the Company's most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay, including awards tied to stockholder returns and other financial performance measures. To further this goal, the Company implemented a long-term performance cash plan for fiscal 2014 to further align executive compensation with long-term organizational performance. We believe the Company's executive compensation structure appropriately balances short-term financial performance, long-term financial performance, and stockholder value creation while maintaining the Company's focus on student success and regulatory compliance. Although the Compensation Committee has not defined specific targets for allocating between long-term and currently-paid compensation, or between cash and non-cash compensation, the Compensation Committee believes the current mix between these compensation elements appropriately achieves the Company's compensation objectives. The overall mix of the aggregate current compensation structure at target for the Named Executive Officers is approximately 25% base salary, 25% annual cash incentive, and 50% long-term incentives. As discussed in more detail below under the heading, "Executive Compensation Elements—Long-Term Incentive Awards," the actual mix in fiscal 2013 and 2014 differed from this structure as the actual grant date value of long-term incentives was substantially lower than the long-term incentive grant guidelines due to the Company's stock price.

Market Assessment

        In setting compensation for fiscal years 2013 and 2014, the Company engaged Mercer to perform a market compensation assessment. For both years, Mercer assisted the Company in identifying peer groups of other publicly- traded companies to serve as reference points for competitive pay practices, while Exequity provided the Compensation Committee with guidance on final peer group selection with respect to executive compensation decisions. In addition to peer company data, survey data was collected from both specialized for-profit education compensation surveys as well as general industry compensation surveys, which consisted of Mercer's US Executive Remuneration Suite, Towers Watson Data Services' Survey Report on Top Management Compensation, and Mercer's US HRPEN Compensation Survey: A For-Profit Post-Secondary Education Study. These surveys were considered generally, and no one company's data within the survey received particular focus. Where possible, data was selected based on Corinthian's revenue in order to reflect the compensation of executives at similarly sized companies. In both years, Mercer gathered peer and survey data for base salary, short-term incentive compensation, long-term incentive compensation and total direct compensation (consisting of annual base salary and short-and long-term incentive compensation) for each Named Executive Officer.

        Mercer provided market data for the Chief Executive Officer position to the Compensation Committee's independent advisor, Exequity, in fiscal years 2013 and 2014. Exequity advised the Compensation Committee in making decisions regarding the compensation of the Company's Chief Executive Officer, Mr. Massimino. The determination of Mr. Massimino's compensation structure was the result of a combination of benchmarking and the Compensation Committee's subjective judgment of his continued strategic leadership of the Company, after reviewing competitive market data, and was consistent with the Compensation Committee's stated compensation philosophy of targeting executive total compensation levels between the 50th and the 75th percentiles of the market. Given the actual grant date value of long-term incentive awards, actual compensation for Mr. Massimino was below the low end of this competitive market range.

        In setting fiscal 2013 compensation, the Company updated its peer groups with Mercer's and Exequity's input. The Compensation Committee continues to believe that the peer group should still include both proprietary education companies and general industry companies having similar operational characteristics and revenue size because we may compete with companies in both groups to attract and retain executive talent. For fiscal 2013, the Compensation Committee decided to add two additional for-profit education companies, Bridgepoint Education and Strayer University, to provide better balance between the number of for-profit education industry peers and general industry peers. The Compensation Committee also decided to remove one general industry peer, Wyndham Worldwide, based on its recent revenue growth compared to that of the Company.

        The fiscal 2013 peer group included the following for-profit education companies:

Company	Industry	Location	Revenue as of June 30, 2012 (millions)(1)
Apollo Group, Inc.	Education Services	Phoenix, Arizona	$4,401
Bridgepoint Education, Inc.	Education Services	San Diego, California	$971
Career Education Corporation	Education Services	Schaumburg, Illinois	$1,671
DeVry Inc.	Education Services	Oakbrook Terrace, Illinois	$2,090
Education Management Corporation	Education Services	Pittsburgh, Pennsylvania	$2,761
ITT Educational Services, Inc.	Education Services	Carmel, Indiana	$1,401
Strayer University, Inc.	Education Services	Herndon, Virginia	$587
Median of Fiscal 2013 For-Profit Education Peers			$1,671
Corinthian			$1,605

(1)
Represents most recent four quarters ending on or prior to June 30, 2012 (before giving effect to Corinthian's subsequent discontinued operations as reported in 2013).

        The fiscal 2013 peer group included the following general industry companies:

Company	Industry	Location	Revenue as of June 30, 2012 (millions)(1)
The Cheesecake Factory Incorporated	Restaurants	Calabasas Hills, California	$1,799
Hyatt Hotels Corporation	Hospitality	Chicago, Illinois	$3,859
LifePoint Hospitals, Inc.	Healthcare Facilities	Brentwood, Tennessee	$3,162
P.F. Chang's China Bistro, Inc.	Restaurants	Scottsdale, Arizona	$1,240
Quiksilver, Inc.	Retail	Huntington Beach, California	$1,990
Sun Healthcare Group, Inc.	Healthcare Facilities	Irvine, California	$1,874
Select Medical Holdings Corporation	Healthcare Facilities	Mechanicsburg, Pennsylvania	$2,907
Service Corporation International	Healthcare Facilities	Houston, Texas	$2,359
VCA Antech, Inc.	Healthcare Facilities	Los Angeles, California	$1,602
Williams-Sonoma, Inc.	Retail	San Francisco, California	$3,827
Median of Fiscal 2013 General Industry Peers			$2,175
Corinthian			$1,605

(1)
Represents most recent four quarters ending on or prior to June 30, 2012 (before giving effect to Corinthian's subsequent discontinued operations as reported in 2013).

        The compensation data derived from the peer groups and surveys is intended to inform the Compensation Committee's decision-making process within the context of the Company's defined compensation philosophy and desired market pay positioning. However, the Compensation Committee does not use the compensation data to set specific compensation levels based on formulaic benchmarking. Rather, the Compensation Committee determined that it would generally target total direct compensation for its executives at a level it determined to be between the 50th and 75th percentiles of the market based on the information considered by the Compensation Committee, with specific compensation levels for each executive officer based on the subjective judgment of the Compensation Committee considering several unweighted factors, including the executive's experience, organization impact and performance contributions. In the aggregate, fiscal 2013 structural compensation for the Company's Named Executive Officers is aligned with the Compensation Committee's articulated philosophy.

        In setting fiscal 2014 compensation, the Company updated its peer groups with Mercer's and Exequity's input. The Compensation Committee continues to believe that the peer group should still include both for-profit education companies and general industry companies. For fiscal 2014, the Company decided to remove several general industry peers including Hyatt Hotels Corporation and Williams-Sonoma, due to their increased revenue size, and Sun Healthcare and P.F. Chang's China Bistro, both of which are no longer publicly-traded companies. The Compensation Committee also decided to add one additional for-profit education company, K12 Inc, based on its similar revenue size and business characteristics, as well as two additional general industry companies, Ruby Tuesday and Hanger. These two companies were added in order to maintain the balanced approach between the direct industry peers and the general industry peers as well as to balance the revenue size characteristics of the general industry group. The Compensation Committee's preference is to establish a stable group of peer companies with limited changes year-to-year; however, revenue volatility and restructuring in the industry and among general industry peers has required these changes to maintain an appropriate and valid sample size for market comparisons.

        The fiscal 2014 peer group included the following for-profit education companies:

Company	Industry	Location	Revenue as of June 30, 2013 (millions)(1)
Apollo Group, Inc.	Education Services	Phoenix, Arizona	$3,833
Bridgepoint Education, Inc.	Education Services	San Diego, California	$881
Career Education Corporation	Education Services	Schaumburg, Illinois	$1,321
DeVry Inc.	Education Services	Oakbrook Terrace, Illinois	$1,964
Education Management Corporation	Education Services	Pittsburgh, Pennsylvania	$2,499
ITT Educational Services, Inc.	Education Services	Carmel, Indiana	$1,163
K12 Inc.	Education Services	Herndon, Virginia	$848
Strayer University, Inc.	Education Services	Herndon, Virginia	$536
Median of Fiscal 2014 For-Profit Education Peers			$1,242
Corinthian			$1,600

(1)
Represents most recent four quarters ending on or prior to June 30, 2013.

        The fiscal 2014 peer group included the following general industry companies:

Company	Industry	Location	Revenue as of June 30, 2013 (millions)(1)
The Cheesecake Factory Incorporated	Restaurants	Calabasas Hills, California	$1,852
Hanger, Inc	Healthcare Facilities	Austin, Texas	$1,023
LifePoint Hospitals, Inc.	Healthcare Facilities	Brentwood, Tennessee	$3,539
Quiksilver, Inc.	Retail	Huntington Beach, California	$1,961
Ruby Tuesday, Inc.	Restaurants	Maryville, Tennessee	$1,251
Select Medical Holdings Corporation	Healthcare Facilities	Mechanicsburg, Pennsylvania	$2,961
Service Corporation International	Healthcare Facilities	Houston, Texas	$2,488
VCA Antech, Inc.	Healthcare Facilities	Los Angeles, California	$1,756
Median of Fiscal 2014 General Industry Peers			$1,906
Corinthian			$1,600

(1)
Represents most recent four quarters ending on or prior to June 30, 2013.

 Overview of Company Performance, Decisions for Fiscal Year 2013, and Changes for Fiscal 2014

Fiscal 2013 Company Performance

        In fiscal 2013, Corinthian continued to make operational improvements while managing through the loss of Ability-to-Benefit students. The Company also reduced operating expenses to align with its lower student population and closed or sold underperforming campuses. Corinthian also continued to increase the efficiency of its operations through increased automation and standardization. Despite continued challenges in the economic and regulatory environment, the Company achieved 110% of the operating income goals established by the Compensation Committee at the beginning of the year. The Company also achieved its regulatory compliance objective.

Fiscal 2013 and 2014 Compensation Decisions and Changes

        For fiscal 2013, the executive compensation program was comprised of three key elements: base salary, short-term cash incentives, and long-term incentives. While the Company maintained the key elements of its executive compensation structure from prior years, it did make changes to the annual and long-term incentive programs to better reflect the Company's strategic goals and the industry environment. Details regarding the approach the Compensation Committee took with respect to establishing targets for fiscal 2013 annual incentives and long-term incentive grants are included below in the "Annual Cash Incentives" and "Long-Term Incentive Awards" sections, respectively.

        The Company is constantly evaluating and refining its executive compensation programs to better align with its compensation objectives. To this end, the Company also completed a thorough review of its executive compensation program design prior to the start of fiscal 2014 and, following advice and input from both Mercer and Exequity, made select changes to its compensation programs for fiscal year 2014.

Executive Compensation Elements

Base Salaries

        At the beginning of fiscal 2013, the Company made adjustments to the base salaries of its executive officers. Most executives received a modest 3% increase in annual base salary consistent with general industry practices and to better align with salary levels for similar positions at peer companies. Mr. Owen received a base salary increase from $350,000 to $400,000, representing an increase of 14%, to reflect the Compensation Committee's assessment of his overall performance and growth in the Chief Financial Officer role, and to better align with market information for overall compensation levels for the Chief Financial Officer role. At his request, Mr. Massimino received no increase in base salary for fiscal 2013.

        At the start of fiscal 2014, the Compensation Committee initially awarded a 3% increase in base salary for the Named Executive Officers, other than Mr. Massimino, who received a $50,000 (or 5.6%) increase, and Mr. Owen, who received a salary increase of 7.5% in order to better reflect competitive market pay levels and desired pay positioning. In August 2013, at management's request and as part of a Company-wide expense reduction effort, the Compensation Committee rolled back all executive base salaries to fiscal 2013 levels, except for Mr. Owen's market adjustment.

        Base salary changes during fiscal 2013 and for fiscal 2014 were as follows:

Named Executive Officer	Fiscal 2013 Base Salary	Percentage Increase	Fiscal 2014 Base Salary	Percentage Increase
Jack Massimino	$900,000	0%	$900,000	0%
Robert Owen	$400,000	14%	$430,000	7.5%
Kenneth Ord	$530,450	3%	$530,450	0%
Beth Wilson	$451,140	3%	$451,140	0%
Stan Mortensen	$396,550	3%	$396,550	0%

        Fiscal 2014 changes are presented above after giving effect to the August 2013 rollback of salary levels.

Annual Cash Incentive

        None of the Company's executive officers, including the Named Executive Officers, are entitled to a guaranteed or minimum annual bonus. Instead, variable cash awards for the executive officers are based upon the Company's performance relative to Company financial performance and certain regulatory compliance objectives. The Compensation Committee annually approves a target annual incentive opportunity for each executive that is expressed as a percentage of the executive's base salary. In addition, the Compensation Committee retains the right to revise, supplement or discontinue incentive payments at its discretion.

        For fiscal 2013, the Named Executive Officers' cash incentive opportunities as a percentage of salary remained the same as for fiscal 2012, except for Mr. Ord, whose target award opportunity for 2013 was increased from 75% to 90% of his annual base salary in light of his increased responsibilities as Chief Administrative Officer and based on the Compensation Committee's assessment of compensation levels for similar positions at peer companies. For fiscal 2013, the executive incentive plan was based on an operating income performance goal and a regulatory compliance "gate." The strategic objective components, included in fiscal 2012, were not included for fiscal 2013. These strategic objective components were primarily included in fiscal 2012 to help drive important non-financial objectives that the Company implemented throughout the organization in light of new ED regulations. The Compensation Committee believes that having successfully implemented these strategic objectives in fiscal 2012, the executive incentive plan should focus on financial performance and regulatory compliance in fiscal 2013. This approach is consistent with the incentive plan that was in place for executives in fiscal 2011. Consistent with prior years, potential payouts under the fiscal 2013 annual incentive program continue to range from 0% to 200% of target based on actual performance relative to goals.

        The operating income target for the Company was $50 million. At the time the Company's performance objectives were set for fiscal 2013, the Compensation Committee believed this goal represented a challenging objective to achieve. The Company achieved 110% of this performance goal or operating income of $55.1 million (both the target and the actual measured performance included only income from continuing operations, and excluded impairment, facility closing and severance charges which totaled $3.6 million for fiscal 2013). GAAP operating income for fiscal 2013 was $51.5 million. The Company also met the regulatory compliance "gate" as required for an annual incentive to be paid.

        For fiscal 2013, the Compensation Committee set the Named Executive Officers' target annual incentive opportunities as set forth in the table below. Consistent with the Compensation Committee's philosophy and observed peer company data, each of the Chief Executive Officer's and Chief

Administrative Officer's target incentive is higher than that of other executive officers so that a greater percentage of his respective compensation is linked to Company performance.

Named Executive Officer	Threshold Award as (%) of Base Salary	Threshold Award ($)	Target Award as (%) of Base Salary	Target Award ($)	Max Award as (%) of Base Salary	Max Award ($)
Jack Massimino	46%	$414,000	115%	$1,035,000	230%	$2,070,000
Robert Owen	30%	$120,000	75%	$300,000	150%	$600,000
Kenneth Ord	36%	$190,962	90%	$477,405	180%	$954,810
Beth Wilson	30%	$135,342	75%	$338,355	150%	$676,710
Stan Mortensen	30%	$118,965	75%	$297,413	150%	$594,825

        In order for each Named Executive Officer to receive 100% of his or her target award for fiscal 2013, the Company had to achieve 100% of its operating income goal of $50 million (excluding impairment, facility closing and severance charges) and achieve a regulatory compliance "gate" based on a compliance score as determined by the Company's internal audit department. Subject to the achievement of the compliance "gate," award payouts would be made at the following percentages of each executive's award target, based upon the Company's fiscal 2013 operating income achievement (with interpolation between expressed points):

Company 2013 Operating Income Achievement ($, in millions)	Percent of Targeted Operating Income Achievement (%)	Percent of Executive's Award Target Payout Level (%)
< $45.0	< 90%	0%
$45.0	90%	40%
$50.0	100%	100%
$75.0	150%	200%
> $75.0	> 150%	200%

        As stated above, at the end of fiscal year 2013, the Compensation Committee determined that the Company met its regulatory compliance "gate" and achieved operating income of $55.1 million (excluding impairment, facility closing and severance charges) or 110% of its target goal. Based on this performance, payouts under the annual incentive program will be 119% of the target award amount for all executives. As discussed above, the Compensation Committee exercised its discretion to revise, supplement or discontinue the annual incentive program by providing that payment of the 2013 annual incentives will be made over the four quarters following the end of fiscal 2013, with 25% of the award paid each quarter over fiscal 2014, rather than as a lump sum payment during the first quarter of fiscal year 2014 as in prior years. The Compensation Committee exercised this discretion in order to further enhance the retention power of Corinthian's incentive programs, to further spread the expenses of the bonus plan, and to manage working capital.

Name	Fiscal 2013 Base Salary	Fiscal 2013 Award Target, as a % of Salary (%)	Target Award ($)	Payout Level Based on Achievement (%)	Fiscal 2013 Award ($)
Jack Massimino	$900,000	115%	$1,035,000	119%	$1,229,580
Robert Owen	$400,000	75%	$300,000	119%	$356,400
Kenneth Ord	$530,450	90%	$477,405	119%	$567,157
Beth Wilson	$451,140	75%	$338,355	119%	$401,966
Stan Mortensen	$396,550	75%	$297,413	119%	$353,326

        For fiscal 2014, the Named Executive Officers' cash incentive opportunities as a percentage of salary will remain the same, as will the performance metrics and overall structure of the plan. Consistent with prior years, potential payouts under the fiscal 2013 annual incentive program will continue to range from 0% to 200% of target based on actual performance relative to goals.

Long-Term Incentive Awards

        The Compensation Committee believes that long-term incentive awards should be a significant component of the Named Executive Officers' total compensation to emphasize the link between compensation and long-term performance. In fiscal 2013 and in prior years, the Company delivered long-term incentive awards using a combination of stock options and RSUs to align executive interests with stockholders and balance the emphasis on performance and retention. In an effort to further enhance the relationship between executive pay and performance and reduce share usage, the Compensation Committee approved a long-term performance cash plan for fiscal 2014, to be granted in conjunction with stock option and RSU awards. Payouts under the performance cash plan can range from 0 to 2 times the target award levels based on 3-year cumulative adjusted EBITDA performance relative to pre-defined performance goals. In addition, a threshold Department of Education financial responsibility composite score "gate" must also be achieved for any payouts to occur under the plan. This use of multiple long-term incentive vehicles supports the Compensation Committee's objectives of alignment with stockholders' interests, pay for performance and retention of key talent. In addition, this approach allows the Company to provide competitive award opportunity while managing the potential dilutive impact to its stockholders.

  Long-Term Incentive Mix

        For fiscal 2013, long-term incentive grants for the Named Executive Officers were comprised of 50% options and 50% RSUs determined on a grant date value basis under the principles used to determine the grant date value of the award for financial reporting purposes. For fiscal 2014, the long-term incentive grant guidelines were shifted to 60% long-term performance cash, 20% stock options, and 20% RSUs. The Company made this shift in order to reduce share usage (since long-term performance cash awards are not paid in shares of Company stock) and incorporate (through the long-term performance cash awards) operating performance into long-term incentive awards. The Company believes that this grant mix provides an appropriate balance between the goals of driving long-term financial performance, increasing the price of the Company's Common Stock (as options only have value if the stock price increases after the option is granted), and avoiding risks that could threaten the Company's longer term growth and stability (as RSUs are exposed to decreases in the Company's stock price). Under customary grant date valuation principles, the grant date value of a stock option is generally less than the grant date value of a RSU covering an equal number of shares. Thus, fewer RSUs can be awarded (when compared with stock options) to convey the same grant date value for these purposes. The Compensation Committee considers these distinctions, and introduced the long-term cash award program, to help minimize the dilutive effects of the awards on the Company's stockholders generally. The introduction of long-term cash awards did not increase the Named Executive Officer's target long-term incentive award values, as the Compensation Committee merely re-allocated award levels between long-term performance cash, stock options and RSUs.

  Long-Term Incentive Grant Guidelines

        In determining annual long-term incentive awards, the Company uses a "value-based," or dollar-denominated approach, which provides guidelines for establishing the target annual value of long-term incentive awards expressed as a percentage of base salary. Value-based long-term incentive compensation increases the transparency of the actual amount of long-term incentives granted, and allows the Company greater control of its long-term incentive compensation expense. As in the Company's annual incentive plan, the value of long-term incentive awards is denominated as a percentage of base salary and is determined by the employees' level within the organization. By setting individual long-term incentive target opportunity levels as a percentage of base salary, the Company is able to more effectively manage pay mix year-to-year and drive desired performance focus and award outcomes. Also, the value-based guidelines are sufficiently broad so that individual awards for eligible employees can be differentiated based on such factors as individual performance, potential and retention. The Compensation Committee also exercises its subjective judgment in increasing or decreasing the total equity pool size from year to year based upon any factors it may consider appropriate, including the Company's operational performance compared to its previously-determined objectives and compared to the performance of its education industry peers, program cost, overall share usage and retention needs.

  Individual Long-Term Incentive Grant Guidelines

        The Compensation Committee has developed a value-based grant target for each executive officer. The value-based grant target for each executive is expressed as a dollar value or percentage of the executive's base salary then in effect and represents the target level of long-term incentive awards (converted to a long-term performance cash award and a number of RSUs and stock options) to be awarded to the executive during the year, subject to the Compensation Committee's discretion to determine the actual number, type and terms of the awards to be granted.

        For fiscal 2013, the Company used the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $5.00 for RSUs and a value of $2.50 for options. Based on this policy, the Company used a stock price of $5.00 for RSUs and a value of $2.50 for options to determine the number of shares for fiscal 2013. This policy was intended to reduce the maximum number of shares that could be granted in light of industry volatility and depressed stock values. These mechanisms are only used to determine the number of shares and not to determine the value of equity awards as of the grant dates, since the reported value of the RSUs and the exercise price of all options are based on the actual grant date closing stock price. The result of the translation price was to grant fewer shares and less value than would otherwise be granted had the lower applicable monthly average price been used.

        For fiscal 2014, given the introduction of a long-term performance cash opportunity, the Company has moved away from this translation price methodology and instead granted awards with an intended grant value of approximately 75% of the Company's defined target long-term incentive grant guidelines. The number of options and RSUs actually granted was determined using the average closing stock price for the Company's Common Stock during July 2013, the month prior to the month in which the grants were approved by the Compensation Committee. This discount to the defined award guidelines was applied in order to conserve shares in light of continued depressed stock prices in the industry. The actual value of equity awards as of the grant dates and the exercise price of all options are based on the actual grant date closing stock price.

        The actual grant values of the fiscal 2013 and 2014 long-term incentive awards were significantly less than the target long-term incentive guidelines. This is because the grant date closing stock price was less than the translation price used for converting "value" to a number of RSUs and options in fiscal 2013 and due to the discount applied to the target long-term incentive guidelines for the fiscal 2014 awards. The long-term incentive grant targets for the Named Executive Officers, as well as the actual grant date values, were as follows for fiscal 2013 and 2014:

Name	Fiscal 2013 Long-Term Incentive Target, as a % of Salary (%)	Actual Fiscal 2013 Long-Term Equity Incentive grant date values (options and RSUs), as a % of Salary (%)	Fiscal 2014 Long-Term Incentive Target, as a % of Salary (%)	Actual Fiscal 2014 Long-Term Equity Incentive grant date values (options and RSUs), as a % of Salary (%)
Jack Massimino	350%	191%	350%	253%
Robert Owen	115%	63%	115%	83%
Kenneth Ord	115%	63%	115%	83%
Beth Wilson	115%	63%	115%	83%
Stan Mortensen	115%	63%	115%	83%

        For fiscal 2013, to make up a portion of the target grant value shortfall, and considering the share constraints under the Company's 2003 Performance Award Plan, as amended (the "2003 Plan"), the Compensation Committee approved a special long-term cash award for the Named Executive Officers in August 2012, one-third of which will vest and be delivered in cash on each of the first three anniversaries of the award date, subject to the executive's continued employment through that date. The first one-third vested and was delivered to the Named Executive Officers in August 2013. This special award was intended to provide additional retention incentives in light of below-target equity award values in fiscal 2012 and 2013, and given continued uncertainty and volatility in the private sector education industry. The Compensation Committee approved the following long-term cash awards for Named Executive Officers:

Name	2013 Long- Term Retention Cash Award Amount	Actual Fiscal 2013 Long-Term Incentive Values (including Retention Cash Award Amount) as a % of Salary
Jack Massimino	$1,027,000	305%
Robert Owen	$150,000	101%
Kenneth Ord	$199,000	101%
Beth Wilson	$169,000	101%
Stan Mortensen	$149,000	101%

Even with the addition of these special retention cash awards, the combined grant date value of all awards to the Named Executive Officers was still below the approved fiscal 2013 long-term incentive guidelines for each executive.

Perquisites and Retirement Benefits

        The Company provides certain limited perquisites and retirement benefits to the Named Executive Officers in order to assist in retention and enhance the competitiveness of its overall compensation program. Perquisites provided to the Named Executive Officers consist of an automobile allowance and Company-paid premiums for health insurance coverage under the Company's executive health plan. The Company also provides retirement benefits consistent with the benefit formulas for other broad-based managerial-level employees in the form of matching contributions to the executives' accounts under the Company's 401(k) plan and deferred compensation plan. The Company believes that these perquisites and retirement benefits are a way to provide the Named Executive Officers with a relatively modest level of additional compensation that supplements their other compensation opportunities and is consistent with general industry practice. These modest benefits were considered by the Compensation Committee in its subjective judgment, and specific benchmarking of perquisites and retirement benefits at peer companies was not undertaken. The perquisites and retirement benefits provided to each Named Executive Officer in fiscal 2013 are reported in the table below entitled "Summary Compensation Table" and are explained in more detail in the footnotes thereto.

        Additionally, when Mr. Massimino became Executive Chairman in July 2009, the Company considered Mr. Massimino's principal place of business to be his home office in Utah, and all travel, including to and from the Company's Campus Support Center in Santa Ana, California, was considered to be Company business and reimbursable by the Company. When Mr. Massimino reassumed the position of Chief Executive Officer in November 2010, he began spending more of his time at the Company's Campus Support Center. Nevertheless, in light of the significant travel Mr. Massimino's position entails, much of which originates from and concludes in his home office in Utah, the Compensation Committee determined that it was still appropriate to continue reimbursing Mr. Massimino for all travel expenses. Mr. Massimino's travel to Santa Ana may be deemed to be part of a commute under applicable tax rules and, if so determined, not a reimbursable business expense. We have included the amounts of such reimbursement under the heading "All Other Compensation" in the Summary Compensation Table below.

Severance and Other Benefits

        The Company believes that severance protections can play a valuable role in recruiting and retaining superior executive talent. In the labor market for executive talent and the post-secondary education industry in which the Company competes, executives are commonly being recruited by more established companies and by start-up ventures. The Compensation Committee believes that a competitive compensation structure along with severance and other termination benefits are an effective way to encourage its executives to forego opportunities with other companies. Outside of the change in control context, severance benefits are payable to the Named Executive Officers under their employment agreements if employment is involuntarily terminated by the Company without cause, or if the Named Executive Officers terminate their own employment for a "good reason" (as such terms are defined in each of their employment agreements). The good reason definition in each Named Executive Officer's employment agreement generally would entitle the officer to severance benefits only if the Company materially reduces or diminishes the officer's compensation or scope of responsibility, or significantly moves the work location in a manner that would result in a constructive termination of that Named Executive Officer's employment. The level of each Named Executive Officer's severance is generally expressed as a specified multiple of his or her respective annual base salary. Each Named Executive Officer's level of potential severance benefits is determined by the Compensation Committee in its discretion and at a level the Compensation Committee believes is within competitive market practices.

        Each of the Named Executive Officers entered into an employment agreement with the Company effective March 15, 2013, in connection with the expiration of each Named Executive Officer's prior employment agreement. The Compensation Committee, in reviewing and considering the employment agreements, employed the services of Exequity, its independent compensation consultant, as well as independent legal counsel, to provide advice regarding competitive pay practices. The changes made to the employment agreements in fiscal 2013 were based upon discussions among the Company's executive officers and the Compensation Committee, and the Compensation Committee believes that such changes are appropriate in light of competitive pay practices and the current market for executive talent in which the Company competes.

        The prior agreements contained substantially similar terms to the current employment agreements, with a few exceptions. The prior employment agreements provided for a modified excise tax "gross-up" with respect to severance payments in connection with a change in control. The current employment agreements have eliminated this modified tax "gross-up," and replaced it with a "best net" provision, so that if payments made to a Named Executive Officer following a change of control would result in the imposition of excise taxes under Section 4999 of the Code, then the payments would be reduced to one dollar less than the amount that would trigger the excise tax payment, but only if such reduction would yield an after-tax benefit to the Named Executive Officer that is greater, after giving effect to such reduction, than if no reduction had been made. Additionally, the current employment agreements provide, in connection with the payment of severance following a termination other than for "cause" or a resignation for "good reason", for (i) a pro-rated annual bonus for the year in which the Named Executive Officer's termination occurs, (ii) Company payment of premiums under continued group health plan insurance coverage under COBRA for a period of eighteen months, and (iii) Company-funded outplacement services for a period of six (6) months. The current employment agreements also provide for the accelerated vesting of unvested equity awards and payment of certain cash-based retention incentive plan grants upon the retirement of Named Executive Officers. These employment agreements are described in greater detail in the section below entitled, "Employment, Severance, and Potential Change in Control Payments"

        Additionally, the Named Executive Officers would receive enhanced severance and other benefits pursuant to their employment agreements if their employment is terminated under certain circumstances in connection with a change in control of the Company, which benefits are described in detail under the heading "Employment, Severance, and Potential Change in Control Payments" below. The Company believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on stockholders' interests during the change in control. Additionally, these protections are intended to put the Named Executive Officers in a position to evaluate possible business combination transactions that would benefit the Company and stockholders even though the possibility exists that such a combination might result in the loss of the executive's job. As described below under the heading "Employment, Severance, and Potential Change in Control Payments", the Company entered into employment agreements with each of the Named Executive Officers on March 15, 2013, the terms of which include, among other things, a "best net" provision, so that if payments made to the executive following a change in control of the Company would result in the imposition of excise taxes under Section 4999 of the Code, then the payments would be reduced to one dollar less than the amount that would trigger the excise tax payment, but only if such reduction would yield an after-tax benefit to the executive that is greater, after giving effect to such reduction, than if no reduction had been made.

        Except in limited circumstances noted below, the terms of the Named Executive Officer's outstanding equity awards do not provide for the automatic vesting of the awards on a change in control of the Company. Upon the occurrence of a change in control in which the Company does not survive or the Common Stock ceases to be publicly traded, all outstanding equity awards, including 100% of each Named Executive Officer's outstanding unvested stock options and RSU awards, would become fully vested, unless the administrator under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, the Named Executive Officers' unvested stock options and RSUs would vest if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officer terminated his or her own employment for good reason, in anticipation of, or within twelve months after such change in control, as described below under the heading "Employment, Severance, and Potential Change in Control Payments". The Company believes these accelerated vesting provisions are appropriate given the importance of long-term equity awards in its executive compensation program and the uncertainty regarding the continued employment of the Named Executive Officers that typically occurs in a change in control context. The Company's view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their past option grants and RSU awards because of a change in control of the Company.

Chief Executive Officer Compensation

        Mr. Massimino's annual base salary is $900,000, his target annual incentive opportunity is 115% of his annual base salary, and his target long-term incentive opportunity is 350% of his annual base salary. This compensation structure is generally aligned with the market median.

        For fiscal 2013, Mr. Massimino requested, and the Compensation Committee approved, that he not receive any increase in base salary, target cash incentive opportunity, or target long-term incentive opportunity for the year. As discussed above, for fiscal 2014 the Compensation Committee initially approved a $50,000 increase in Mr. Massimino's base salary. In August 2013, at the request of management as part of a Company-wide expense reduction effort, the Compensation Committee approved the reduction of Mr. Massimino's base salary to its fiscal 2013 level. As a result, Mr. Massimino's compensation structure has remained unchanged for fiscal 2013 and 2014, compared to his compensation structure at the end of fiscal 2012.

Executive Stock Ownership Guidelines

        The Company first implemented executive stock ownership guidelines at the start of fiscal 2010 in order to further align executive and stockholder interests. These guidelines have been refined from time to time. Consistent with market practices and the Company's compensation objectives, the ownership guidelines currently apply to all Senior Vice Presidents and Division Presidents, Executive Vice Presidents and the Chief Executive Officer. Only fully-owned shares of Common Stock count for purposes of complying with the ownership guideline, which have been established as follows:

  •
  The target share ownership guideline for the Chief Executive Officer is three times (3x) base salary;

  •
  The target share ownership guideline for all Executive Vice Presidents is two times (2x) base salary; and

  •
  The target share ownership guideline for all other Senior Vice Presidents and Division Presidents is one times (1x) base salary.

        The guidelines establish no minimum time in which to achieve the targeted ownership levels, but restrict the amount of equity compensation which can be sold by covered officers until the guideline is achieved. The restrictions apply to all equity awards which vest after September 1, 2009, and prohibit an officer from selling more than 50% of any net shares received, after the payment of taxes, and, in the case of options, the payment of the exercise price for the options, until the ownership guideline is reached. None of the Named Executive Officers has yet achieved the ownership guidelines, but all are complying with the restrictions on sale until the guidelines are met. The Board retains the discretion to modify the guidelines from time to time.

Section 162(m) Policy

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and certain of its other executive officers. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

        Current base salary, vesting of RSUs and other non-performance-related compensation, if any, for fiscal 2013 are not expected to materially exceed the Section 162(m) limit. The Company has generally intended to structure stock option grants and annual cash incentive opportunities (referred to in the tables below as "non-equity incentive plan compensation") to the Company's executive officers as qualifying performance-based compensation for Section 162(m) purposes, although certain elements of the Company's non-equity incentive plan compensation in fiscal 2013 may not be deductible as noted below. Moreover, because of timing and other technical requirements, ambiguities, uncertainties and complexities as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Additionally, the Company's RSU awards and long-term cash award opportunities are not qualifying performance-based compensation for Section 162(m) purposes. In granting RSUs and long-term cash award opportunities, the Company has and will continue to consider the possibility that all or a portion of the grants may not be deductible by the Company to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m). The Company believes that the structure of these awards was appropriate even though the awards do not satisfy the rules of Section 162(m).The Company reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2013 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

  COMPENSATION COMMITTEE

  Alice T. Kane (Chair)
  Tim Sullivan
  John Dionisio
  Sharon P. Robinson

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

RISK ASSESSMENT AND MITIGATION

        Each year, management, with the assistance of Mercer, reviews the structure of all of the Company's compensation plans to identify elements that could create material risk to the Company. Subsequently, the Compensation Committee reviewed the outcomes of management's assessment. The Company focuses on key risk factors such as any use of uncapped awards, single performance measures in incentive programs, magnitude of aggregate and individual award values, the balance of fixed versus variable pay, the balance of short versus long term pay, and Compensation Committee and executive oversight of plans. Beginning in fiscal 2011, the Company increased its focus on the legal, business and financial risks arising out of ED regulations regarding compensation for employees engaged in certain admissions and financial aid activities. In fiscal 2013, the Company continued to follow the compensation practices put into place under these ED regulations.

        With respect to executive compensation, management noted that the Compensation Committee had structured the overall compensation program to include features that subject officers to the long-term financial risks and opportunities that align with those faced by the Company's stockholders. Base salaries are fixed in amount and thus do not encourage risk taking. A substantial portion of the compensation provided to our executive officers is in the form of long-term incentives. This includes equity awards tied to the Company's stock, which rewards executives for long-term business results and helps to further align executives' interests with those of our stockholders. In addition, long-term performance cash awards were introduced for fiscal year 2014 to further align employee compensation with long-term financial results. The Company believes that long-term incentive awards do not encourage unnecessary risk-taking because the ultimate value of these awards is tied to our stock price and long-term financial performance, and because grants are generally awarded on an annual basis and subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term organizational performance. The Company's current practice is to grant executives a mixture of stock options, RSUs and long-term performance cash. The Company believes that this mixture provides an appropriate balance between the goals of increasing the price of the Company's Common Stock (as options only have value if the stock price increases after the option is granted), avoiding risks that could threaten the Company's growth and stability (as RSUs are exposed to decreases in the Company's stock price) and achieving its long-term financial and operating objectives. Alignment with stockholders' interests is further achieved by stock ownership guidelines that help tie a substantial amount of an executive's wealth to the Company's long-term share value. While our annual incentive program focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the primary metric used to measure performance for purposes of determining annual incentive awards to executive officers—operating income—is intended to reflect the Company's overall business results without undue emphasis on one particular metric. The short-term focus of the annual incentive program is also balanced by the long-term performance cash awards, which measure multi-year adjusted EBITDA achievement. Furthermore, annual incentive awards are not guaranteed irrespective of performance, and in all cases the Compensation Committee retains authority to reduce annual incentive amounts (or to pay no annual incentive) based on any factors the Compensation Committee may consider.

        Additionally, management identified compliance with the incentive compensation prohibitions in the Higher Education Act, as amended (the "HEA"), to be a feature of the industry in which the Company operates that potentially exposes the Company to compensation-related risks. The HEA prohibits the Company's educational institutions from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admission or financial aid awarding activity for programs eligible for federal student financial aid funds. A school participating in Federal Title IV student financial aid programs may not pay any commission, bonus or other incentive payments to any person involved in student recruitment or admissions or awarding of Title IV program funds, if such payments are based directly or indirectly on success in enrolling students or obtaining student financial aid. The statutory language of this prohibition does not establish clear criteria for compliance in all circumstances, but between 2002 and June 30, 2011 there were twelve "safe harbors" that defined specific types of compensation that were deemed not to constitute impermissible incentive compensation. Until June 30, 2011, the Company relied on several of these safe harbors to help ensure that its compensation and recruitment practices complied with the statutory prohibition. On October 29, 2010, ED issued final regulations, which became effective as of July 1, 2011, that eliminated all twelve safe harbors, and in lieu of the safe harbors, took the position that any adjustment to compensation based directly or indirectly on securing enrollments or awarding financial aid is inconsistent with the incentive payment prohibition in the HEA.

        The rule further expands the prohibition to individuals who have "responsibility for" recruitment or admission of students or making decisions about awarding Title IV program funds. ED stated that an institution still will be able to make merit-based adjustments to employee compensation, but will not be permitted to consider or base compensation adjustments directly or indirectly, in any part, on success in securing student enrollments, the award of financial aid or institutional goals based on that success. As a result of the final regulations, which took effect July 1, 2011, the Company redesigned its compensation programs for a substantial portion of the organization. The Company interpreted the ED regulations to preclude the use of financial measures, including operating income, in making individual compensation decisions for employees who engage in covered activities under the regulations. It is not entirely clear, however, which employees in the Company are covered by the regulations, except that the ED has stated that employees who engage solely in "policy making" functions are not covered. For employees who arguably engage in covered activities, the Company's compensation programs have been redesigned to exclude metrics that are directly or indirectly related to enrollments, including operating income. For executive officers and other senior employees who oversee admissions and financial aid personnel at a senior level, and whose activities consist of "policy making" functions, operating income continues to be a performance measure for annual incentive awards, and a minimum level of operating income performance must be achieved for any annual incentive to be paid to these employees. Furthermore, the Company has determined that the funding of the overall bonus pool will be adjusted based on operating income to help ensure the affordability of incentive payments. The allocation of the overall bonus pool to individual employees who potentially engage in covered activities will not be based, however, on operating income. Nevertheless, the ED regulations weaken the Company's overall pay for performance relationship, as fewer management-level employees can have compensation tied to financial performance, which introduces additional financial risk. The Company believes it has mitigated this risk to the extent reasonably possible within a difficult and uncertain regulatory environment. The Company believes that it maintains a strong pay for performance relationship where permissible and utilizes other allowable key performance drivers where financial metrics are disallowed. The revised compensation programs for fiscal 2013 and 2014 also set challenging goals to help ensure affordability of such programs.

        The compensation practices necessitated by the ED compensation regulations could adversely affect the Company's ability to compensate many of its employees in a manner that appropriately reflects their job performance, which in turn could reduce their effectiveness and make it more difficult to attract and retain qualified and competent personnel. The Company has retained regulatory counsel to review its compensation practices for employees who engage in covered activities under the regulations, and we believe that our current compensation plans are in compliance with current HEA standards and the ED's regulations. We cannot, however, provide assurance that the ED will not find deficiencies in our compensation plans. In addition, the application of the new ED compensation regulations is unclear in a number of respects, and a lack of certainty could increase the risk of future Federal False Claims Act qui tam lawsuits in which private plaintiffs assert that the Company's compensation practices violate the incentive compensation rules and, therefore, that its receipt of Title IV funds constitutes a false claim. The Company has been the subject of three such known qui tam lawsuits relating to its compensation practices, all of which that have been unsealed were initially dismissed at the district court level. The relator in one of the dismissed cases appealed to the U.S. Ninth Circuit Court of Appeals, which reversed the district court's dismissal on August 8, 2011, and remanded the case to the district court to permit the relator to amend its complaint. On December 15, 2011, the relator filed a first amended complaint in U.S. District Court. The Company moved the U.S. District Court to dismiss the first amended complaint, and on April 12, 2013, the District Court dismissed with prejudice the action in its entirety. The relators have appealed the dismissal to the U.S. Ninth Circuit Court of Appeals. Since qui tam lawsuits are filed under seal to permit the government time to investigate prior to making intervention decisions, qui tam lawsuits may be filed against the Company at any time without the Company knowing about them.

        In conducting its review of the Company's overall compensation plans with an eye towards risk, management also identified and confirmed the following design features of our compensation policies and practices that mitigate risks: Compensation Committee review and approval of plans and negative discretion with respect to payment of awards, senior executive oversight of lower-level employee plans, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, compliance gating requirements for all annual incentive payments, internal controls and compliance programs to discourage inappropriate conduct, individual awards that are limited in size such that they do not create a material financial risk, aggregate value of all short-term incentive payments that is less than 10% of the total wages for the Company, and regulatory counsel review of plans to advise on governmental compliance. In light of the foregoing, the Company concluded that the established design features of the compensation programs mitigate inappropriate risk-taking and that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. However, there can be no assurances that the Company's compensation policies will never have a material adverse effect on the Company, particularly with respect to the Company's efforts to comply with the incentive compensation prohibitions in the HEA.

 SUMMARY COMPENSATION TABLE

        The following table presents information regarding the compensation of our Named Executive Officers for services rendered during fiscal years ended June 30, 2013, June 30, 2012 and June 30, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Jack Massimino	2013	900,000	0	711,900	1,007,307	307,395	91,257	3,017,859
Chief Executive Officer	2012	900,000	0	425,250	487,845	1,300,219	77,830	3,191,144
and Chairman of the	2011	871,291	0	443,756	1,516,524	517,500	64,372	3,413,443
Board
Robert Owen	2013	400,000	0	103,960	147,099	89,100	43,809	783,968
Executive Vice President	2012	350,000	0	54,338	62,336	329,766	44,137	840,577
and Chief Financial	2011	284,000	0	56,708	140,934	131,250	25,137	638,029
Officer
Kenneth S. Ord	2013	530,450	0	137,865	195,072	141,789	26,521	1,031,697
Executive Vice President	2012	515,000	0	79,955	91,722	582,272	26,942	1,295,891
and Chief Administrative	2011	479,934	0	90,859	225,793	193,125	25,538	1,015,249
Officer
Beth Wilson	2013	451,140	0	117,251	165,905	100,491	42,999	877,786
Executive Vice President	2012	438,000	0	68,000	78,009	412,678	43,382	1,040,069
	2011	425,000	0	84,865	210,905	164,250	40,931	925,951
Stan A. Mortensen	2013	396,550	0	103,063	145,831	88,332	54,040	787,816
Executive Vice President	2012	385,000	0	59,771	68,569	362,742	55,175	931,257
and General Counsel	2011	350,000	0	69,888	173,686	144,375	52,554	790,503

(1)
In accordance with SEC rules, the amounts reported in Columns (e) and (f) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussions contained in Note 9 (Common Stockholders' Equity) to the Company's Consolidated Financial Statements included as part of the Company's 2013 Annual Report, which note is incorporated herein by reference, and (ii) similar Common Stockholders' Equity notes contained in the Company's Consolidated Financial Statements filed on Forms 10-K for prior fiscal years as to the option and RSU awards granted in those years.

(2)
The amounts reported in Column (g) of the table above reflect 25% of the total non-equity incentive plan payment that each Named Executive Officer is entitled to receive with respect to fiscal year 2013, which amount was paid to such Named Executive Officer on September 20, 2013. During fiscal year 2013, the Compensation Committee exercised its discretion to revise, supplement or discontinue the annual incentive program by providing that payment of the 2013 non-equity incentive plan compensation will be made over the four quarters following the end of fiscal 2013, with 25% of the award paid each quarter, rather than as a lump sum payment during the first quarter of fiscal year 2014 as in prior years. Each Named Executive Officer must still be employed by the Company as of each quarterly payment date in order to receive that payment. Accordingly, the Company does not consider the amounts scheduled to be paid in December 2013,

  March 2014 and June 2014 to have yet been earned by the Named Executive Officers. The total amount of each Named Executive Officer's potential bonus under the Company's non-equity incentive compensation plan for fiscal 2013, assuming such Named Executive Officer is still employed by the Company through the end of fiscal year 2014 and including the payment that was made in September 2013, is, for Mr. Massimino, $1,229,580; for Mr. Owen, $356,400; for Mr. Ord, $567,157; for Ms. Wilson, $401,966; and for Mr. Mortensen, $353,326.

  For a description of our bonus program for fiscal 2013 identified in the table above under the heading, "Non-Equity Incentive Plan Compensation," please see the discussion in the "Compensation Discussion and Analysis" above under the heading, "Executive Compensation Elements—Annual Cash Incentive."

(3)
For fiscal year 2013, the amount reported in Column (i) for Mr. Massimino consists of an automobile allowance of $12,220, Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $23,773 and Company reimbursement of Mr. Massimino's travel between his home in Utah and our Campus Support Center in Santa Ana, California during fiscal 2013 of $55,264. The amount reported for Mr. Owen consists of an automobile allowance of $12,220 and Company-paid medical, dental, vision premiums and cost reimbursement under an executive medical plan of $31,589. The amount reported for Mr. Ord consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $26,521. The amount reported for Ms. Wilson consists of an automobile allowance of $12,220, Company-paid 401(k) match contribution of $10,263 and Company-paid medical, dental, vision premiums and cost reimbursement under an executive medical plan of $20,516. The amount reported for Mr. Mortensen consists of an automobile allowance of $12,220, Company-paid 401(k) match payments of $10,231 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $31,589.

Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers during our 2013 fiscal year. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, non-equity incentive compensation and long-term equity incentives consisting of options to purchase Common Stock and RSUs. The Named Executive Officers also earned the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnote (3) to the table.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The table entitled "Grants of Plan-Based Awards in Fiscal 2013," and the description of the material terms of the stock options and RSUs granted in fiscal 2013 that follows it, provides information regarding the stock options and RSUs awarded to Named Executive Officers during our 2013 fiscal year. The tables entitled "Outstanding Equity Awards at Fiscal 2013 Year-End" and "Option Exercises and Stock Vested in Fiscal 2013" provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards. The Company has employment agreements with each of its current Named Executive Officers. These agreements are described in detail in the section below entitled "Employment, Severance, and Potential Change in Control Payments."

 Realized Compensation

        In evaluating our executives' compensation, we believe it is important to understand not only the potential value of incentive awards at the time they are granted, but also the value actually realized by the executives from their awards. The Realized Compensation Table below supplements the 2013 Summary Compensation Table that appears above and shows the compensation actually realized in fiscal 2013 by each Named Executive Officer. The primary difference between the Realized Compensation Table and the standard Summary Compensation Table is the method used to value stock options and stock awards. Securities and Exchange Commission rules require that the grant date fair value of all stock options and stock awards be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to stock options and stock awards that have not vested and for which the value is therefore uncertain (and which may end up, in some cases, as having no value at all). In contrast, the Realized Compensation Table below includes only option awards that vested and stock awards that vested or were delivered during 2013 (including those granted in prior years) and shows the value of those awards as of the applicable vesting or delivery date. As shown in the Realized Compensation Table below, our Chief Executive Officer's total realized compensation in 2013 was $1,398,036 less than his total compensation amount reported in the 2013 Summary Compensation Table above. None of our Named Executive Officers sold any of the Company's Common Stock or exercised any stock options during fiscal year 2013, and, therefore, received no cash proceeds as a result of equity awards during fiscal year 2013. This information is supplemental to, and should be read in connection with, the Summary Compensation Table directly above.

 Realized Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)	Difference Between Total Realized Compensation and Total Compensation as Reported in Summary Compensation Table ($)
Jack Massimino	2013	900,000	274,158	45,000	307,395	91,257	1,619,823	1,398,036
Chief Executive Officer
and Chairman of the
Board
Robert Owen	2013	400,000	35,174	5,750	89,100	43,809	575,846	208,122
Executive Vice President
and Chief Financial
Officer
Kenneth S. Ord	2013	530,450	51,444	8,461	141,789	26,521	760,678	271,019
Executive Vice President
and Chief Administrative
Officer
Beth Wilson	2013	451,140	45,469	7,196	100,491	42,999	649,308	228,478
Executive Vice President
Stan A. Mortensen	2013	396,550	39,744	6,325	88,332	54,040	587,004	200,812
Executive Vice President
and General Counsel

(1)
The dollar amounts shown in this column above for stock awards are determined by multiplying the number of shares that vested or were delivered during 2013 by the per-share closing price of the Company's Common Stock on the vesting or delivery date. The dollar amounts shown in this column above for option awards are determined by multiplying the number of options that vested during 2013 by the difference between the applicable exercise price for the specific option and the per-share closing price of the Company's Common Stock on the vesting date. If the exercise price for a particular option was higher than the per-share closing price of the Company's Common Stock on the vesting date, such option was determined to not have value to the applicable Named Executive Officer and was not included in this table. All options that were so excluded from this table had exercise prices that were at least twice as high as the applicable per-share closing price of the Company's Common Stock on the vesting date.

(2)
The amounts reported as Non-Equity Incentive Plan Compensation in the table above reflect 25% of the total non-equity incentive plan payment that each Named Executive Officer is entitled to receive with respect to fiscal year 2013, which amount was paid to such Named Executive Officer on September 20, 2013. During fiscal year 2013, the Compensation Committee determined to make the non-equity incentive plan payments with respect to fiscal 2013 on a quarterly basis during fiscal 2014. Each Named Executive Officer must still be employed by the Company as of each quarterly payment date in order to receive that payment. Accordingly, we do not consider the amounts scheduled to be paid in December 2013, March 2014, and June 2014 to have yet been earned by the Named Executive Officers. The total amount of each Named Executive Officer's potential bonus under the Company's non-equity incentive compensation plan for fiscal 2013, assuming such Named Executive Officer is still employed by the Company through the end of fiscal year 2014 and including the first quarter payment that was made in September 2013, is, for Mr. Massimino, $1,229,580; for Mr. Owen, $356,400; for Mr. Ord, $567,157; for Ms. Wilson, $401,966; and for Mr. Mortensen, $353,326.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013

        The following table presents information regarding non-equity incentive plans and grants of equity awards made during the Company's fiscal year ended June 30, 2013 to each of the Named Executive Officers. The material terms of each equity grant are described below under the heading "Description of Plan-Based Awards."

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Jack Massimino	6/25/2012	414,000	1,035,000	2,000,000
	8/23/2012				315,000			711,900
	8/23/2012					630,000	2.26	1,007,307
Robert Owen	6/25/2012	120,000	300,000	600,000
	8/23/2012					92,000	2.26	147,099
	8/23/2012				46,000			103,960
Kenneth S. Ord	6/25/2012	190,800	477,000	954,000
	8/23/2012					122,004	2.26	195,072
	8/23/2012				61,002			137,865
Beth Wilson	6/25/2012	135,300	338,250	676,500
	8/23/2012					103,762	2.26	165,905
	8/23/2012				51,881			117,251
Stan A. Mortensen	6/25/2012	119,100	297,750	595,500
	8/23/2012					91,207	2.26	145,831
	8/23/2012				45,603			103,063

(1)
Each of the Named Executive Officers was eligible to receive a cash incentive payment with respect to fiscal year 2013 pursuant to an award established under the Company's 2003 Plan approved by stockholders. Columns (c), (d) and (e) in the table above reflect the threshold, target and maximum amounts, respectively, under the incentive arrangement approved by the Compensation Committee of the Company's Board of Directors for each of such Named Executive Officers on June 25, 2012. These arrangements are described in more detail in the "Compensation Discussion and Analysis" section above under the heading, "Executive Compensation Elements—Annual Cash Incentive."

(2)
The amounts reported in Column (l) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (l), please see footnote (1) to the Summary Compensation Table above.

Description of Plan-Based Awards

        The material terms of the non-equity incentive plan awards reported in the Grants of Plan-Based Awards in Fiscal 2013 table are described in the "Compensation Discussion and Analysis" section above under the heading "Executive Compensation Elements—Annual Cash Incentive." Each of these awards was granted under, and is subject to, the terms of the 2003 Plan approved by stockholders. The 2003 Plan is administered by the Compensation Committee of the Company's Board of Directors.

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the Company's 2003 Plan. During fiscal 2013, each Named Executive Officer was granted long-term equity incentive awards under the 2003 Plan in the form of options to purchase shares of Common Stock of the Company and RSUs. Each Named Executive Officer received a grant of options to purchase Common Stock on August 23, 2012, one-third of which vests on each of August 23, 2013, August 23, 2014 and August 23, 2015. The exercise price of the options is the closing market price of the Company's stock on August 23, 2012 ($2.26). On August 23, 2012, each Named Executive Officer also received a grant of RSUs, one-third of which vests on each of August 23, 2013, August 23, 2014 and August 23, 2015. All options granted during fiscal 2013 expire seven years from the grant date. The unvested portion of the options will generally terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his or her employment (other than upon retirement) or a termination by the Company other than for cause. This period is extended to twelve months if the termination is a result of the Named Executive Officer's death, disability or retirement. If the Named Executive Officer is terminated by the Company for cause, the option (whether or not then vested) will immediately terminate. Please see the section below entitled "Employment, Severance, and Potential Change in Control Payments" for a description of the potential vesting of options and RSU awards that may occur in connection with a change in control and/or certain terminations of a Named Executive Officer's employment.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

        The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of June 30, 2013, the end of the Company's 2013 fiscal year, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Jack Massimino	20,000	0			27.16	8/25/2013
	12,000	0			11.37	8/31/2014
	350,000	0			18.65	11/17/2014
	70,000	0			12.75	8/30/2015
	210,000	0			13.34	2/2/2014
	260,000	0			14.06	8/31/2014
	240,000	0			14.25	1/2/2015
	87,500	0			13.27	8/29/2015
	20,782	0			19.11	8/28/2016
	430,000	215,000	(6)		4.82	2/4/2018
	150,000	300,000	(7)		1.89	8/26/2018
	0	630,000	(8)		2.26	8/23/2019
							34,399	(9)	77,054
							150,000	(7)	336,000
							315,000	(8)	705,600
Robert Owen	20,000	0			32.05	11/3/2013
	18,667	0			11.37	8/31/2014
	24,500	0			12.75	8/30/2015
	24,500	0			13.34	2/2/2014
	35,000	0			14.06	8/31/2014
	52,500	0			13.27	8/29/2015
	33,753	0			19.11	8/28/2016
	29,957	14,978	(10)		4.73	8/25/2017
	12,839	6,419	(10)		4.30	11/17/2017
	19,167	38,333	(7)		1.89	8/26/2018
	0	92,000	(8)		2.26	8/23/2019
							4,396	(11)	9,847
							19,166	(7)	42,932
							46,000	(8)	103,040
Kenneth S. Ord	70,000	0			17.84	2/10/2015
	52,500	0			12.75	8/30/2015
	52,500	0			13.34	2/2/2014
	52,500	0			14.06	8/31/2014
	52,500	0			13.27	8/29/2015
	38,907	0			19.11	8/28/2016
	47,994	23,997	(10)		4.73	8/25/2017
	20,569	10,285	(10)		4.30	11/17/2017
	28,203	56,404	(7)		1.89	8/26/2018
	0	122,004	(8)		2.26	8/23/2019
							10,000	(12)	22,400
							7,043	(11)	15,776
							28,202	(7)	63,172
							61,002	(8)	136,644

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Beth Wilson	150,000	0			30.14	11/20/2013
	70,000	0			11.37	8/31/2014
	52,500	0			12.75	8/30/2015
	52,500	0			13.34	2/2/2014
	52,500	0			14.06	8/31/2014
	52,500	0			13.27	8/29/2015
	36,359	0			19.11	8/28/2016
	44,829	22,415	(10)		4.73	8/25/2017
	19,213	9,607	(10)		4.30	11/17/2017
	23,986	47,971	(7)		1.89	8/26/2018
	0	103,762	(8)		2.26	8/23/2019
							6,579	(11)	14,737
							23,986	(7)	53,729
							51,881	(8)	116,213
Stan A. Mortensen	31,000	0			27.16	8/25/2013
	39,000	0			30.14	11/20/2013
	22,667	0			11.37	8/31/2014
	24,500	0			12.75	8/30/2015
	24,500	0			13.34	2/2/2014
	35,000	0			14.06	8/31/2014
	52,500	0			13.27	8/29/2015
	35,822	0			19.11	8/28/2016
	36,918	18,459	(10)		4.73	8/25/2017
	15,823	7,911	(10)		4.30	11/17/2017
	21,084	42,166	(7)		1.89	8/26/2018
	0	91,207	(8)		2.26	8/23/2019
							5,418	(11)	12,136
							21,083	(7)	47,226
							45,603	(8)	102,151

(1)
All exercisable options are currently vested.

(2)
All unexercisable options are currently unvested. Subject to each Named Executive Officer's continued employment, options granted prior to August 2009 generally become vested in four equal annual installments on the first four anniversaries of the grant date. Options granted to the Named Executive Officers in August 2009 and thereafter vest in three equal annual installments on the first three anniversaries of the grant date. As described in the section below entitled "Employment, Severance, and Potential Change in Control Payments," all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.

(3)
The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer's termination of employment.

(4)
RSU awards (Column (g)) typically become vested in three or four equal annual installments on the first three or four anniversaries, as applicable, of the grant date, subject to the Named Executive Officer's continued employment through each vesting date. As described in the section below entitled "Employment, Severance, and Potential Change in Control Payments," all or a portion of each RSU award may vest earlier in connection with a change in control or certain conditions of termination of employment.

(5)
The aggregate market value of outstanding RSUs (Column (h)) is based on $2.24 per share, the closing price of the Company's common stock on June 28, 2013, which was the last trading day of the Company's fiscal year 2013.

(6)
The unvested portion of this award is scheduled to vest on February 4, 2014.

(7)
The unvested portion of this award is scheduled to vest in two equal installments on August 26, 2013 and August 26, 2014.

(8)
The unvested portion of this award is scheduled to vest in three equal installments on August 23, 2013, August 23, 2014 and August 23, 2015.

(9)
The unvested portion of this award is scheduled to vest on November 17, 2013; provided however, (1) since Mr. Massimino remained Chairman of the Board for at least one year following the grant date, if he resigns from such position, any remaining unvested RSUs subject to the award will immediately vest upon his retirement from the Board, and (2) if a change in control event occurs, any remaining unvested RSUs subject to the award will vest upon such event. 51,600 RSUs, or one-half of the total grant of 103,199, was delivered to Mr. Massimino on November 17, 2012, the second anniversary of the grant date; the remaining 51,599 RSUs are scheduled to be delivered to Mr. Massimino on November 17, 2013, the third anniversary of the grant date.

(10)
The unvested portion of this award is scheduled to vest on August 25, 2013.

(11)
The unvested portion of this award is scheduled to vest on November 17, 2013.

(12)
The 10,000 RSUs reported for Mr. Ord have vested, but Mr. Ord elected to defer delivery until his retirement pursuant to the Company's Executive Deferral Plan.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

        The following table presents information regarding option exercises and the vesting of RSUs held by the Named Executive Officers during the Company's 2013 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
Jack Massimino	0	0	126,600	(2)	274,158
Robert Owen	0	0	16,287		35,174
Kenneth S. Ord	0	0	23,805		51,444
Beth Wilson	0	0	21,056		45,469
Stan A. Mortensen	0	0	18,408		39,744

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of RSUs that vested by the per share closing price of the Common Stock on the vesting date.

(2)
Of these shares, 51,600 related to a grant of 103,199 RSUs on November 17, 2010, which vest in three equal annual installments on November 17, 2011, November 17, 2012 and November 17, 2013, but which are delivered in two equal installments on November 17, 2012 and November 17, 2013. The amount included in column (d) above reflects the delivery of the first installment.

 NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2013

        The following table provides information relating to the Company's deferred compensation plans, which provide for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End($)
(a)	(b)	(c)	(d)		(e)	(f)
Jack Massimino	-0-	-0-	-0-		-0-	-0-
Robert Owen	-0-	-0-	-0-		-0-	-0-
Kenneth Ord	-0-	-0-	(6,500	)(2)	-0-	22,400	(2)
Beth Wilson	-0-	-0-	-0-		-0-	-0-
Stan A. Mortensen	-0-	-0-	-0-		-0-	-0-

(1)
The amount reported under Column (d) reflects the change in value of Mr. Ord's deferred RSUs during fiscal 2013. The amount reported under Column (d) is not included in the Summary Compensation Table because plan earnings were not considered preferential or above market under the applicable disclosure rules.

(2)
Pursuant to the Company's Executive Deferral Plan, Mr. Ord elected to defer the delivery of 10,000 RSUs granted to him on February 10, 2005 until his retirement. The shares underlying the RSUs, absent the deferral election, would have been delivered to Mr. Ord on February 10, 2006, February 10, 2007, February 10, 2008 and February 10, 2009. The value for Mr. Ord in Column (f) reflects the value of all 10,000 shares deferred as of the last trading day of fiscal 2013 at the closing market price of $2.24 on such date. Mr. Ord does not participate in the Company's Deferred Compensation Plan. No other Named Executive Officer has elected to defer the delivery of his or her RSUs.

        In addition to the Executive Deferral Plan, which permits deferral of equity compensation awards, the Company maintains a Deferred Compensation Plan that permits employees at or above the level of assistant vice president or regional vice president to elect to defer receipt of up to 75% of annual base salary and up to 100% of bonus. The minimum annual deferral under the Deferred Compensation Plan is $5,000. None of the Named Executive Officers participated in the Deferred Compensation Plan during fiscal 2013.

        To equalize benefits provided under the Company's qualified defined contribution 401(k) plan that are lost due to limits under ERISA and the Code, the Company makes a matching contribution in respect of certain deferrals under the Deferred Compensation Plan. Through December 31, 2012, the matching contribution was generally equal to 100% of a participant's deferrals up to the first 2% of the participant's base salary and bonus, and 50% of the participant's deferrals in excess of such amount, up to a maximum of 6% of the participant's base salary and bonus, less the amount of the employer matching contribution that the Company would have made to the participant's account under the Company's 401(k) plan had the participant made the maximum 401(k) deferrals for that plan year. Beginning January 1, 2013, the matching contribution became equal to 50% of a participant's deferrals up to the first 4% of the participant's base salary and bonus, less the amount of the employer matching contribution that the Company would have made to the participant's account under the Company's 401(k) plan had the participant made the maximum 401(k) deferrals for that plan year. Company matching contributions generally become vested according to the same vesting schedule that applies to matching contributions under the 401(k) plan, and unvested matching contributions will also become vested upon a participant's death. The Deferred Compensation Plan also permits the Company to make discretionary contributions under the plan. The Company made no matching or discretionary contributions to the Deferred Compensation Plan for the benefit of the Named Executive Officers in fiscal 2013.

        Deferred amounts are credited to accounts for participants under the Deferred Compensation Plan. Participants direct the deemed investment of their accounts among fourteen mutual funds selected by the Company, and account earnings are based on the performance of the chosen funds. Participants may change the deemed investment of their accounts on a monthly basis. During the Company's 2013 fiscal year, the returns for the chosen funds ranged from 0.02% to 25.67%.

        Payments from the Deferred Compensation Plan may be made, as elected by participants, at: (i) the beginning of the first calendar year that begins at least 6 months following the participant's separation from service; or (ii) the beginning of a designated year, not earlier than five years after the deferral is made. Payments from the Deferred Compensation Plan may be received in a lump sum or, if payment is triggered by the participant's separation from service, in annual installments over five, ten or fifteen years, as elected by the participant. Payments are accelerated in the event of a participant's death or disability. In addition, a participant may make a hardship withdrawal for an unforeseeable emergency (within the meaning of Section 409A of the Code) if the participant's request is approved by the Company.

EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS
Employment Agreements

        The Company maintains employment agreements (collectively, the "Employment Agreements") with each of the Named Executive Officers, all of which were entered into effective March 15, 2013. These new Employment Agreements replaced employment agreements with each of the Named Executive Officers which expired in March 2013 (the "Prior Agreements"). The Compensation Committee, in reviewing and considering the Employment Agreements, employed the services of Exequity, its independent compensation consultant, as well as independent legal counsel, to provide advice regarding competitive practices for executive employment agreements. The changes made to the Employment Agreements in fiscal 2013 were based upon discussions among the Company's executive officers and the Compensation Committee. The Compensation Committee believes that the new Employment Agreements are appropriate in light of competitive pay practices and the current market for executive talent in which the Company competes. This section describes the compensation and other benefits to the Named Executive Officers under the Employment Agreements that were in effect as of June 30, 2013, including payments in the event of certain terminations of their employment or in the event of a change in control of the Company. All such benefits will be paid or provided by the Company.

        The Employment Agreements each have a term of five years. The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of the applicable Employment Agreement with such officer. The amount of these base salaries is required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees. In addition, the Employment Agreements entitle the Named Executive Officers to all rights and benefits available to peer employees or employees of the Company generally, including stock options and/or other awards granted pursuant to the 2003 Plan, and participation in incentive compensation plans, 401(k) contribution plans, and life, medical, dental, disability, or insurance plans or policies (including the Company's Employee Stock Purchase Plan), and provide the Named Executive Officers with vacation benefits of no less than three weeks per year. All Employment Agreements in effect as of June 30, 2013 contained obligations on the part of the Named Executive Officers which continue after termination not to disclose any confidential information, knowledge, data or know-how of the Company, not to unfairly compete with the Company by using trade secret information to disrupt, damage, impair, or interfere with the Company's business, and not to solicit, directly or indirectly, any employees of the Company for a period of one year after termination. Each of the Named Executive Officers and the Company have also agreed to mandatory arbitration to resolve any disputes pursuant to the terms of each Employment Agreement.

Severance Payments Upon Resignation, Retirement or Termination For Cause

        There are certain situations under which, notwithstanding the existence of the Employment Agreements, the Named Executive Officers would not receive any payments or accelerated vesting of equity awards upon the end of their employment with the Company. In general, if any of the Named Executive Officers voluntarily resigned as of June 30, 2013, he or she would not be entitled to any cash payments and all unvested stock options and unvested RSUs would be forfeited as of the last day of employment, and the Named Executive Officer would generally have a period of 3 months after his or her resignation to exercise any vested options. In addition, if any of the Named Executive Officers were terminated by the Company for "Cause" (as defined in the executive's Employment Agreement), he or she would not be entitled to any cash payments and all vested or unvested stock options, and all unvested RSUs, would be forfeited as of the last day of employment. Named Executive Officers who are at least 65 years old, or at least 55 years old with at least 10 years of employment with the Company, are entitled to additional retirement benefits upon their retirement from the Company, namely, accelerated vesting of all unvested equity awards and payment of any cash-based retention incentive plan granted in lieu of an equity award, so long as such awards or plans have been outstanding at least one year. In addition, Named Executive Officers who qualify for such retirement benefits will also have a period of three years following retirement in which to exercise any Company stock options.

RSU Vesting Upon Death or Disability

        Upon the death or disability of a Named Executive Officer, each Named Executive Officer's RSU award agreements provide that the vesting of all unvested RSUs awarded to that Named Executive Officer will immediately accelerate. The Named Executive Officer would not be entitled to any other payments or benefits merely by virtue of such death or disability. Upon the Named Executive Officer's death or disability, he or she (or his or her estate) would have 12 months to exercise any vested but unexercised stock options; and any unvested stock options would terminate as of the date of death or disability.

Termination Without Cause and Resignation for Good Reason

        Pursuant to the terms of the Employment Agreements, if the Company terminates a Named Executive Officer's employment without Cause, or if a Named Executive Officer terminates his or her employment for "Good Reason" (as defined in each Named Executive Officer's Employment Agreement), then such officer is entitled to a lump sum payment equal to (i) with respect to Mr. Massimino, 2.15 times (2.15x) the value of his annual base salary in effect as of the date of such termination, (ii) with respect to Mr. Ord, 1.9 times (1.9x) the value of his annual base salary in effect as of the date of such termination, and (iii) with respect to Mr. Owen, Ms. Wilson and Mr. Mortensen, 1.75 times (1.75x) his or her annual base salary in effect as of the date of such termination (each, a "Severance Payment"). In addition, each Named Executive Officer would be entitled to receive (i) a pro rated annual bonus for the year in which his or her termination occurs, payable based on actual Company performance for such year and paid at the same time as annual bonuses for such year are paid generally to the Company's employees, (ii) Company payment of continued group health insurance coverage under COBRA for a period of eighteen months, and (iii) Company-funded outplacement services for six (6) months.

        In addition, pursuant to the terms of the 2003 Plan and applicable stock option agreements, Named Executive Officers generally have three months after the termination of his or her employment by the Company without Cause or his or her resignation for Good Reason to exercise any vested but unexercised options to purchase Common Stock. Any unvested stock options or RSUs would terminate and be forfeited as of the last day of employment, subject to the additional retirement benefits available to those Named Executive Officers who are eligible to receive them.

Termination in Connection with a Change In Control

        If, in anticipation of or within 24 months following a "Change in Control" (as defined in each Named Executive Officer's Employment Agreement), any Named Executive Officer is terminated without Cause, or if within 24 months following a Change in Control any Named Executive Officer terminates his or her own employment for Good Reason, then such officer is entitled to receive a lump sum payment equal to two times (2x) the Severance Payment described above. If an excise tax is imposed on the Change in Control payment pursuant to Section 4999 of the Code (an "Excise Tax"), the payment would be either (A) the full payment, or (B) such lesser amount of payment such that it would result in no portion of the payment being subject to Excise Tax, whichever results in the highest payment amount on an after tax basis.

        Except in limited circumstances noted below, the terms of the Named Executive Officer's outstanding equity awards do not provide for the automatic vesting of the awards on a change in control of the Company. Pursuant to the 2003 Plan and the stock option and RSU agreements for the Named Executive Officers, upon the occurrence of a Change in Control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, 100% of each Named Executive Officer's outstanding unvested stock options and RSU awards would immediately become fully vested, unless the Administrator under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, if a Named Executive Officer's employment is terminated without Cause, or he or she terminates his or her employment for Good Reason, in connection with a Change in Control or within 2 years after a Change in Control, then all unvested options to purchase Common Stock and all unvested RSUs would become fully vested. In the event that outstanding stock options or RSUs are not substituted, assumed, exchanged or settled in connection with the Change in Control, the Named Executive Officers and other Company employees would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control.

Severance Payments

        The following table lists the estimated amounts that would have been payable to, or the value that would have been received by, the Named Executive Officers under the circumstances described above, assuming that the applicable triggering event occurred on June 30, 2013. For purposes of this table, it is assumed that (i) the price per share of the Common Stock is equal to the closing price per share on June 28, 2013 ($2.24), the last business day of the Company's fiscal year 2013, and (ii) the value of any stock options or RSUs that may be accelerated is equal to the full intrinsic value of such awards (i.e., the full "spread" value for stock options and the full closing price per share on June 28, 2013 for RSUs). In addition to the amounts reported in the following table, the Named Executive Officers would be entitled to receive the amounts reported above in the "Nonqualified Deferred Compensation Plans in Fiscal 2013" table following any termination of their employment.

Name	Estimated Value of Payments Upon Resignation or Retirement ($)	Estimated Value of Payments Upon Death or Disability ($)	Estimated Value of Payments Upon Termination Without "Cause" or Resignation for "Good Reason" (no Change in Control) ($)	Estimated Value of Payments Upon a Termination in Connection with a Change in Control(1) ($)
Jack Massimino
Severance Payment	0	0	1,935,000	3,870,000
RSU Acceleration	0	1,118,654	0	1,118,654
Option Acceleration	0	0	0	105,000
Robert Owen
Severance Payment	0	0	700,000	1,400,000
RSU Acceleration	0	155,819	0	155,819
Option Acceleration	0	0	0	13,417
Kenneth S. Ord
Severance Payment	0	0	1,007,000	2,014,000
RSU Acceleration	215,592	215,592	0	215,592
Option Acceleration	19,741	0	0	19,741
Beth Wilson
Severance Payment	0	0	789,250	1,578,500
RSU Acceleration	184,679	184,679	0	184,679
Option Acceleration	16,790	0	0	16,790
Stan A. Mortensen
Severance Payment	0	0	694,750	1,389,500
RSU Acceleration	0	161,513	0	161,513
Option Acceleration	0	0	0	14,758

(1)
Upon the occurrence of a change in control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, even if the employment of the Named Executive Officers were not terminated, all of the executive's outstanding unvested stock options and RSUs would become fully vested.

Prior Employment Agreements that Expired During Fiscal 2013

        The Prior Agreements contained substantially similar terms to the new Employment Agreements, with a few exceptions. The Prior Agreements provided for a modified excise tax "gross-up" with respect to severance payments in connection with a change in control. The current Employment Agreements have eliminated this modified tax "gross-up," and replaced it with a "best net" provision, so that if payments made to a Named Executive Officer following a change of control would result in the imposition of excise taxes under Section 4999 of the Code, then the payments would be reduced to one dollar less than the amount that would trigger the excise tax payment, but only if such reduction would yield an after-tax benefit to the Named Executive Officer that is greater, after giving effect to such reduction, than if no reduction had been made. Additionally, the current Employment Agreements provide the following new benefits in connection with the payment of severance following a termination other than for "cause" or a resignation for "good reason": (i) a pro-rated annual bonus for the year in which the Named Executive Officer's termination occurs, (ii) Company payment of health insurance premiums under COBRA for a period of eighteen months, and (iii) Company-funded outplacement services for a period of six (6) months. The current Employment Agreements also provide for the accelerated vesting of unvested equity awards and payment of certain cash-based retention incentive plan grants upon resignation of the Named Executive Officers. These benefits were not included in the Prior Agreements.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are "independent directors" as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee held four meetings during fiscal year 2013.

        The Audit Committee oversees the Company's auditing, accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and establishing and reviewing the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During the 2013 fiscal year, the Audit Committee met and held discussions with management and the Company's independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2013 with management and Ernst & Young LLP.

        The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2013 with the Company's management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed with management the reasonableness of significant judgment and clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company's accounting principles and other such matters. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter from that firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm's independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

        The Audit Committee also reviewed and discussed together with management and Ernst & Young LLP the Company's audited consolidated financial statements for the fiscal year ended June 30, 2013 and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young LLP's audit of internal control over financial reporting. The Audit Committee discussed with the Company's internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting. The Audit Committee also meets with the head of internal audit and the Company's General Counsel outside the presence of other members of management.

        Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended June 30, 2013.

THE AUDIT COMMITTEE
Hank Adler (Chairman) Terry Hartshorn Robert Lee John Dionisio

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

 FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2013 and June 30, 2012, the review of the Company's quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $2,548,000 and $2,173,000, respectively.

Audit-Related Fees

        The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company's fiscal years ended June 30, 2013 and June 30, 2012 were approximately $0 and $0, respectively.

Tax Fees

        The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company's fiscal years ended June 30, 2013 and June 30, 2012 were approximately $420,000 and $776,000, respectively. Tax services principally include the review of the Company's domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

        The aggregate fees for other services rendered by Ernst & Young LLP in the Company's fiscal years ended June 30, 2013 and June 30, 2012 were approximately $0 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm's independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review and approve, in advance, any audit or non-audit services proposed to be performed by the Company's independent auditors.

        Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal years 2013 and 2012 described under the caption "Tax Fees" above were approved in advance by the Audit Committee. None of the hours expended by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2013 were expended by persons other than the principal accountant's full-time, permanent employees.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN
BENEFICIAL OWNERS

        The following table sets forth, as of September 19, 2013, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, including all nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned(1)
Wells Fargo & Company and subsidiaries(2)	10,296,249	11.83%
420 Montgomery Street
San Francisco, California 94104
BlackRock, Inc.(3)	6,111,965	7.02%
40 East 52nd Street
New York, New York 10022
The Washington Post Company(4)	5,713,121	6.56%
1150 15th Street, N.W.
Washington, D.C. 20071
The Vanguard Group(5)	4,911,757	5.64%
100 Vanguard Blvd.
Malvern, PA 19355
AQR Capital Management, LLC(6)	4,301,573	4.94%
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Jack D. Massimino(7)	2,564,035	2.87%
Robert Owen(8)	372,604	*
Kenneth Ord(9)	617,819	*
Beth Wilson(10)	721,314	*
Stan A. Mortensen(11)	460,712	*
Paul R. St. Pierre(12)	292,372	*
Hank Adler(13)	130,694	*
Linda Arey Skladany(14)	128,594	*
Alice T. Kane(15)	115,694	*
Terry O. Hartshorn(16)	214,592	*
Robert Lee(17)	117,694	*
Timothy Sullivan(18)	109,194	*
John Dionisio(19)	118,694	*
Sharon Robinson(20)	65,694	*
Marc Morial(21)	20,822	*
All directors and executive officers as a group (17 persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)(20)(21)(22)	6,711,685	7.16%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 19, 2013 and RSUs and DSUs that may be delivered within 60 days of September 19, 2013. As of September 19, 2013, there were 87,025,057 outstanding shares of Common Stock.

(2)
Ownership is based solely on a Schedule 13G, Amendment No. 6, filed with the SEC on April 11, 2013. Wells Fargo & Company reported on this Schedule 13G that (i) it has sole voting and dispositive power with respect to 1 of such shares and shared voting and dispositive power with respect to 10,296,249 shares (ii) its subsidiary, Wells Capital Management Incorporated, has shared voting power with respect to 2,663,480 of such shares and shared dispositive power with respect to 10,217,275 of such shares, (iii) its subsidiary, Wells Fargo Funds Management, LLC has shared voting and dispositive power with respect to 7,632,173 of such shares.

(3)
Ownership is based solely on a Schedule 13G, Amendment No. 3, filed with the SEC on February 8, 2013. BlackRock, Inc. reported in this Schedule 13G that it has sole voting and dispositive power with respect to all 6,111,965 of such shares.

(4)
Ownership is based solely on a Schedule 13D, Amendment No. 1, filed with the SEC on April 30, 2013. The Washington Post Company reported on this Schedule 13D that it has sole voting and dispositive power with respect to all 5,713,121 of such shares.

(5)
Ownership is based solely on a Schedule 13G filed with the SEC on February 12, 2013. The Vanguard Group reported on this Schedule 13G that (i) it has sole voting power with respect to 122,330 of these shares, sole dispositive power with respect to 4,793,427 of these shares, and shared dispositive power with respect to 118,330 of these shares, (ii) its subsidiary, Vanguard Fiduciary Trust Company, is the beneficial owner of 118,330 of these shares, and (iii) its subsidiary, Vanguard Investments Australia, Ltd., is the beneficial owner of 4,000 of these shares.

(6)
Ownership is based solely on a Schedule 13G filed with the SEC on February 14, 2013. AQR Capital Management, LLC reported on this Schedule 13G that it has shared voting power and shared dispositive power with respect to all 4,301,573 of these shares.

(7)
Includes 2,241,881 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 19, 2013.

(8)
Includes 326,509 shares of Common Stock which may be acquired by Mr. Owen upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 19, 2013.

(9)
Includes 525,868 shares of Common Stock which may be acquired by Mr. Ord upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 19, 2013 and 10,000 RSUs for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company's Executive Deferral Plan.

(10)
Includes 651,561 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 19, 2013.

(11)
Includes shares which are held in a family trust of which Mr. Mortensen is a grantor and a trustee, and 391,088 shares of Common Stock which may be acquired by Mr. Mortensen upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 19, 2013.

(12)
Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee, 57,000 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(13)
Includes 57,000 shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(14)
Includes 57,000 shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(15)
Consists of 47,000 shares of Common Stock which may be acquired by Ms. Kane upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(16)
Includes shares which are held in a family trust of which Mr. Hartshorn is a grantor and a trustee, 94,000 shares of Common Stock which may be acquired by Mr. Hartshorn upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 89,092 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(17)
Includes shares which are held in a family trust of which Mr. Lee is a grantor and a trustee, 43,000 shares of Common Stock which may be acquired by Mr. Lee upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(18)
Includes 32,125 shares of Common Stock which may be acquired by Mr. Sullivan upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(19)
Includes 29,500 shares of Common Stock which may be acquired by Mr. Dionisio upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 19, 2013, and 67,194 shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(20)
Consists of shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013 but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(21)
Consists of shares underlying DSUs which have vested, or will vest within 60 days of September 19, 2013 but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(22)
In addition to the directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by two executive officers who are not Named Executive Officers of an aggregate of 661,157 shares, including 582,700 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 19, 2013.

 PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
CORINTHIAN COLLEGES, INC.
2003 PERFORMANCE AWARD PLAN

        At the Annual Meeting, stockholders will be asked to approve the following amendments to the Corinthian Colleges, Inc. 2003 Performance Award Plan (the "2003 Plan"), which were adopted, subject to stockholder approval, by our Board of Directors effective as of August 15, 2013:

  •
  Increase in Aggregate Share Limit.  The proposed amendments would increase the aggregate number of shares of Common Stock available for award grants under the 2003 Plan by an additional 3,700,000.

  •
  Change in Share-Counting Provisions.  The 2003 Plan currently provides that shares issued in respect of any "full-value award" (which includes awards other than stock option grants and stock appreciation rights) are counted against the 2003 Plan aggregate share limit referred to above as 1.54 shares for every one share actually issued in connection with the award. The proposed amendments would decrease this ratio so that shares issued in respect of any full-value award granted under the 2003 Plan after November 13, 2013 will be counted against the aggregate share limit as 1.42 shares for every one share actually issued in connection with the award.

  •
  Extension of Performance-Based Award Feature.  One element of the 2003 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as "Performance-Based Awards" and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2003 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. (See "Summary Description of the 2003 Performance Award Plan—Performance-Based Awards" below.) If stockholders approve this 2003 Plan proposal, the Performance-Based Award feature of the 2003 Plan will be extended through the first annual meeting of our stockholders that occurs in 2018. This expiration time is earlier than the proposed expiration date of the 2003 Plan as described above and is required under applicable tax rules.

        As of September 1, 2013, a total of 2,249,470 shares of Common Stock were then subject to outstanding RSU awards granted under the 2003 Plan, 10,497,716 shares of Common Stock were then subject to outstanding stock options granted under the 2003 Plan, and an additional 4,309,035 shares of Common Stock were then available for new award grants under the 2003 Plan. Of the 4,309,035 shares that were available for grant under the 2003 Plan as of September 1, 2013, approximately 1,729,515 shares were used with respect to the Company's fiscal year 2014 equity awards, which were granted on September 4, 2013 and consisted of stock options covering 1,153,012 shares and RSUs covering 576,503 shares. As of September 19, 2013, a total of 14,603,292 shares of Common Stock were subject to all outstanding awards granted under our equity compensation plans (including the shares then subject to outstanding awards under the 2003 Plan and prior plans under which we may no longer grant additional awards), of which 2,826,064 shares were then subject to outstanding RSU awards and 11,777,228 shares were then subject to outstanding stock options. As of September 19, 2013, the weighted-average exercise price of these options was $9.6362 per share and the weighted-average remaining contractual life of these options was approximately 3.3 years. Currently, no new awards may be granted under any equity compensation plan maintained by us other than the 2003 Plan. (In this 2003 Plan proposal, the number of shares of Common Stock subject to RSU awards outstanding on any particular date includes the number of DSUs granted to the non-employee directors under the 2003 Plan that are outstanding on that date, and is presented based on the actual number of shares of

Common Stock covered by those awards and without applying the 2003 Plan's provisions for counting full-value awards against the 2003 Plan share limits on a premium basis as described on page 60.)

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Corinthian, and that incentive compensation plans like the 2003 Plan are an important attraction, retention and motivation tool for participants in the plan. Our Board of Directors approved the foregoing amendments because we believe that the number of shares currently available under the 2003 Plan does not give us sufficient flexibility to adequately provide for future incentives and that the other share limit changes and other amendments described above will provide us flexibility to continue to grant stock-based awards that are important to our success. We will continue to have the authority to grant awards under the 2003 Plan, within the existing 2003 Plan limits and the current scheduled expiration date of the plan and other plan terms, if stockholders do not approve this 2003 Plan proposal.

        If stockholders do approve this 2003 Plan proposal, equity-based awards granted by Corinthian during its fiscal years ending June 30, 2014, 2015 and 2016 will be structured such that Corinthian's average annual burn rate with respect to such grants will not exceed 3.88% for this three-year period. For this purpose, the "burn rate" for any one particular fiscal year means the total number of shares of Common Stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by us in that fiscal year divided by our weighted average total number of shares of Common Stock issued and outstanding during that particular fiscal year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of full-value awards will be counted as 1.42 shares for each share actually issuable in respect of the award. Shares issued in respect of equity-based awards that are initially granted by other entities and that are assumed or substituted for by us in connection with mergers and acquisitions will not be counted for purposes of calculating the burn rate. Please see "Specific Benefits under the 2003 Plan" below for more information regarding awards we have granted over the last three fiscal years and to-date in fiscal 2014 (as of September 19, 2013), as well as the weighted-average number of shares of Common Stock issued and outstanding in each of the last three fiscal years and the number of shares of Common Stock issued and outstanding as of September 19, 2013.

Summary Description of the 2003 Plan

        The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which is attached as Appendix A to this Proxy Statement.

        Purpose.    The purpose of the 2003 Plan is to promote the success of Corinthian and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2003 Plan. Our Board of Directors has delegated general administrative authority for the 2003 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2003 Plan to another committee of directors, and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator.")

        The Administrator has broad authority under the 2003 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  subject to the minimum vesting rules of the 2003 Plan described below, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2003 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

  •
  to allow the purchase price of an award or shares of Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or other event referred to in "Adjustments" below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

        Eligibility.    Persons eligible to receive awards under the 2003 Plan include officers or employees of Corinthian or any of our subsidiaries, directors of Corinthian, and certain consultants and advisors to Corinthian or any of our subsidiaries. As of June 30, 2013, approximately 15,200 officers and employees of Corinthian and our subsidiaries (including all of our Named Executive Officers), and each of our 10 non-employee directors, are considered eligible under the 2003 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2003 Plan currently equals the sum of: (1) 20,550,000 shares, plus (2) the number of any shares subject to stock options granted under our 1998 Performance Award Plan (the "1998 Plan") which expire, or for any reason are cancelled or terminated, after September 22, 2003 without being exercised, plus (3) the number of any shares subject to stock options granted under our 2004 New-Hire Award Plan (the "New Hire Plan") and outstanding as of November 17, 2005 which expire, or for any reason are cancelled or terminated, after November 17, 2005 without being exercised, plus (4) the number of shares subject to restricted stock or RSU awards granted under the New Hire Plan that are outstanding and unvested as of November 17, 2005 which are forfeited, terminated, cancelled or otherwise reacquired by Corinthian without having become vested.

        As of September 19, 2013, approximately 3,836,779 shares of Common Stock had become available for grant under the 2003 Plan in respect of awards under the 1998 Plan that have terminated without having been exercisable or paid and approximately an additional 37,000 shares were subject to awards that were then still outstanding under the 1998 Plan. As of September 19, 2013, approximately 10,975 shares of Common Stock had become available for grant under the 2003 Plan in respect of awards under the New Hire Plan that have terminated without having been exercisable or paid and approximately an additional 99,500 shares were subject to awards that were then still outstanding under the New Hire Plan. No additional awards may be granted under the 1998 Plan or the New Hire Plan.

        If stockholders approve this 2003 Plan proposal, the number of shares available for award grant purposes under the 2003 Plan will be increased by an additional 3,700,000 shares.

        Shares issued in respect of any "full-value award" granted under the 2003 Plan currently are counted against the share limit described in the preceding paragraph as 1.54 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of Common Stock were granted under the 2003 Plan, 154 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a "full-value award" means any award granted under the plan other than a stock option or stock appreciation right. If stockholders approve this proposal, shares issued in respect of any full-value award granted under the 2003 Plan after November 13, 2013 would count against the share limit described in the preceding paragraph as 1.42 shares for every one share actually issued in connection with the award (to illustrate, in the foregoing example, if the 1.42 ratio had applied instead of the 1.54 ratio, 142 shares would have been charged against the share limit with respect to that stock bonus award instead of 154).

        The following other limits are also contained in the 2003 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 20,550,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2003 Plan share limit described above.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

  •
  The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors is 2,000,000 shares.

  •
  "Performance-Based Awards" under Section 5.2 of the 2003 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $2,000,000.

        Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2003 Plan will again be available for subsequent awards under the 2003 Plan. Shares that are exchanged by a participant or withheld by Corinthian to pay the exercise price of an award granted under the 2003 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2003 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2003 Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the plan, the number of shares delivered with respect to the award shall be counted against the share limits of the 2003 Plan (including the proposed "full-value award" premium ratio described above). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when Corinthian pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 142 shares will be counted against the share limits of the plan after applying the proposed premium ratio described above.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the 2003 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Corinthian through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2003 Plan. Corinthian may not increase the applicable share limits of the 2003 Plan by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

        Types of Awards.    The 2003 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as cash bonus awards pursuant to Section 5.2 of the 2003 Plan. The 2003 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of an option is seven years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "U.S. Federal Income Tax Consequences of Awards Under the 2003 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2003 Plan. Incentive stock options may only be granted to employees of Corinthian or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is seven years from the date of grant.

        The other types of awards that may be granted under the 2003 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2003 Plan as described below.

        The 2003 Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period, although the Administrator may provide for accelerated vesting of awards under certain specified circumstances such as a change in control of Corinthian or a termination of the award holder's employment. In addition, Corinthian may grant full-value awards under the 2003 Plan that do not meet these vesting requirements, provided that the number of shares covered by these awards does not exceed five percent of the total number of shares available for award grant purposes under the plan.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2003 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based

Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Corinthian on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to seven years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2003 Plan, if any person acquires more than 30% of the outstanding Common Stock or combined voting power of Corinthian, if certain changes in a majority of our Board of Directors occur following the effective date of the plan, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Corinthian (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Corinthian or any of our subsidiaries, a sale or other disposition of all or substantially all of Corinthian's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if Corinthian is dissolved or liquidated, then the Administrator may provide for awards then-outstanding under the 2003 Plan to be substituted for, assumed, exchanged or otherwise continued after such event. If the Administrator does not provide for such a substitution, assumption, exchange or other continuation, the awards then-outstanding under the 2003 Plan generally will become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2003 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 1.8 of the 2003 Plan, awards under the 2003 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to permit the transfer of awards to certain family members for estate or tax planning purposes and on a gratuitous or donative basis.

        Adjustments; Dividend Rights.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2003 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. Other than for these adjustments, dividend equivalent rights may not be granted with respect to a stock option or stock appreciation rights under the 2003 Plan. Dividend or dividend equivalent rights may be granted with respect to other awards under the 2003 Plan, provided that any such rights as to an unvested restricted stock or stock unit awards that include performance-based vesting requirements will be subject to the same performance-based vesting conditions as the corresponding portion of the award.

        No Limit on Other Authority.    The 2003 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

        Termination of or Changes to the 2003 Plan.    The Board of Directors may amend or terminate the 2003 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. Stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2003 Plan or to increase any other share limit set forth in the plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2003 Plan is currently scheduled to terminate on August 17, 2020. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards Under the 2003 Plan

        The U.S. federal income tax consequences of the 2003 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2003 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2003 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2003 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes imposed on the award holder may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2003 Plan

        The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2003 Plan. Except as provided below regarding automatic grants of DSUs to the Company's non-employee directors, the Company is not currently considering any specific award grants under the 2003 Plan. If the additional shares that will be available under the 2003 Plan if stockholders approve the proposed amendments had been available for award purposes in fiscal 2013, grants made in fiscal 2013 would not have been substantially different from those actually made in that year under the 2003 Plan. For information regarding stock-based awards granted to our Named Executive Officers during fiscal 2013, see the material under the heading, "Description of Plan-Based Awards" above. For information regarding past award grants under the 2003 Plan, see the "Aggregate Past Grants under the 2003 Plan" table below.

        If stockholders approve the 2003 Plan proposal, the number of DSUs that will be granted to the non-employee directors under the 2003 Plan will be determined based on the formulaic grants of annual DSU awards as described above under the heading, "Director Compensation." For purposes of clarity and illustration only, the estimated number of DSUs that would be allocated to the Company's ten non-employee directors as a group over the remaining period term of the 2003 Plan pursuant to the annual DSU awards is 2,986,214. This figure represents the aggregate number of DSUs under the 2003 Plan for fiscal years 2014 through 2020 (the 2003 Plan is currently scheduled to terminate on August 17, 2020). This calculation assumes, among other future variables, that there are no new eligible directors, there continue to be ten eligible non-employee directors seated, that each non-employee director receives an annual award of 41,284 DSUs, that the lead independent director receives an additional 55,046 DSUs each year (these grant levels were determined by dividing the current grant value ($90,000 or $120,000, respectively) for the annual non-employee director DSU awards, as discussed under "Director Compensation" above, by $2.18, the closing market price for a share of

Common Stock as of September 19, 2013), and there are no changes to the automatic annual DSU awards to the non-employee directors. The actual number of DSUs that will be subject to the annual DSU awards to continuing non-employee directors under the 2003 Plan is not determinable.

        The total number of shares of Common Stock subject to awards that we granted under the 2003 Plan over the last three fiscal years, and to-date (as of September 19, 2013) for fiscal 2014, are as follows: 3,087,209 shares in fiscal 2011 (of which 2,494,943 shares were subject to stock option awards and 592,266 shares were subject to RSU awards); 2,829,329 shares in fiscal 2012 (of which 1,376,417 shares were subject to stock option awards and 1,452,912 shares were subject to RSU awards); 4,241,244 shares in fiscal 2013 (of which 2,015,162 shares were subject to stock option awards and 2,226,082 shares were subject to RSU awards); and 1,729,515 in fiscal 2014 (of which 1,153,012 shares were subject to stock option awards and 576,503 shares were subject to RSU awards). We currently expect that the additional 3,700,000 shares subject to the proposed amendment of the 2003 Plan (together with the 2,374,008 shares available for new award grants under the 2003 Plan on September 19, 2013) will provide us with flexibility to continue to grant equity awards under the 2003 Plan for approximately 2 more years. However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that we award in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our Common Stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in compensation practices at our competitors or in the market generally, changes in the number of our employees, changes in the number of our directors and officers, the need to attract, retain and incentivize key talent, the type of awards we grant and how we choose to balance total compensation between cash and equity-based awards.

        To help you assess the potential dilutive impact of the 2003 Plan and the proposed increase in the 2003 Plan share limit, the weighted-average number of shares of Common Stock issued and outstanding in each of the last three fiscal years is 85,388,451 shares issued and outstanding in fiscal 2011, 84,982,475 shares issued and outstanding in fiscal 2012, and 85,880,689 shares issued and outstanding in fiscal 2013. The number of shares of Common Stock issued and outstanding as of September 19, 2013 was 87,025,057 shares. The closing market price for a share of Common Stock as of September 19, 2013 was $2.18 per share.

        A large portion of the stock options granted and outstanding under the 2003 Plan have per share exercise prices that are significantly greater than the current market price for a share of Common Stock. These options are considered to be "under water" and we believe that it is unlikely that most of them will ever be exercised. Of the 11,860,584 stock options that were granted under the 2003 Plan that were outstanding on September 5, 2013, 9,474,598 had a per share exercise price that was greater than the closing market price for a share of Common Stock on that date ($2.13). Of these options, many had exercise prices that were significantly greater than that closing market price. The following table shows the number of stock options granted under the 2003 Plan that were outstanding on September 5, 2013 and that had a per share exercise price greater than $4.00 per share:

Per Share Exercise Price	Number of Outstanding Stock Options
$4.00 or more but less than $5.00	1,514,299
$5.00 or more but less than $10.00	16,125
$10.00 or more but less than $15.00	4,065,459
$15.00 or more but less than $20.00	1,320,135
$20.00 or more	712,583

Total	7,628,601

 AGGREGATE PAST GRANTS UNDER THE 2003 PLAN

        As of September 19, 2013, awards covering 26,024,913 shares of Corinthian Common Stock had been granted under the 2003 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date. For purposes of this table, restricted stock award data includes awards in the form of restricted shares, as well as RSUs and DSUs.

			Number of Shares Underlying Options as of September 19, 2013
						Number of Shares Subject to Past Restricted Stock Grants
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise						Number of Shares Outstanding and Unvested as of 9/19/13
							Number of Shares Vested as of 9/19/13
Name and Position			Exercisable	Unexercisable	Expired and Cancelled
Executive Group:
Jack D. Massimino	3,365,778	0	2,190,282	1,175,496	0	951,459	436,812	514,647
Chairman of the Board
and Chief Executive Officer
Robert C. Owen	463,915	0	322,113	141,802	0	151,428	76,132	75,296
Executive Vice President
and Chief Financial Officer
Kenneth S. Ord	633,985	0	448,825	185,160	0	203,976	104,353	99,623
Executive Vice President
and Chief Administrative
Officer
Beth Wilson	802,457	0	644,982	157,475	0	190.960	105,643	85,317
Executive Vice President
Stan A. Mortensen	534,090	10,000	385,670	138,420	0	157,010	82,382	74,628
Executive Vice President
and General Counsel
Total for Current Executive Officer Group (7 people, including the Named Executive Officers):	6,732,562	89,093	4,561,822	2,074,615	7,032	1,941,619	947,644	993,975
Non-Executive Director Group (10 people):
Linda Arey Skladany	69,000	0	57,000	0	12,000	68,694	59,770	8,924
Paul R. St. Pierre	69,000	0	57,000	0	12,000	68,694	59,770	8,924
Hank Adler	69,000	0	57,000	0	12,000	68,694	59,770	8,924
Terry O. Hartshorn	106,000	0	94,000	0	12,000	90,592	78,694	11,898
Alice Kane	59,000	0	47,000	0	12,000	68,694	59,770	8,924
Robert Lee	43,000	0	43,000	0	0	68,694	59,770	8,924
Timothy Sullivan	32,125	0	32,125	0	0	69,569	60,645	8,924
John Dionisio	29,500	0	29,500	0	0	69,194	60,270	8,924
Sharon P. Robinson	0	0	0	0	0	65,694	56,770	8,924
Marc Morial	0	0	0	0	0	20,822	10,411	10,411
Total for Non-Executive Director Group:	476,625	0	416,625	0	60,000	659,341	565,640	93,701
Each other person who has received 5% or more of the options, warrants or rights under the 2003 Plan	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	12,628,252	1,469,794	3,667,683	929,983	6,560,792	3,586,514	1,599,354	1,158,923
Total	19,837,439	1,558,887	8,646,130	3,004,598	6,627,824	6,187,474	3,112,638	2,246,599

        Messrs. Massimino, St. Pierre, Lee, Adler, Sullivan, Hartshorn, Dionisio and Morial and Ms. Skladany, Ms. Kane and Dr. Robinson are nominees for re-election as directors at the Annual Meeting.

 EQUITY COMPENSATION PLAN INFORMATION

        As of June 30, 2013, our equity compensation plans consisted of the 1998 Plan, the 2003 Plan, the New Hire Plan and the Company's Employee Stock Purchase Plan (the "ESPP"). The 1998 Plan, the 2003 Plan and the ESPP have all been approved by our stockholders.

        The New Hire Plan has not been approved by our stockholders. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	14,888,887	(1)	$8.35	(3)	7,106,473	(4)
Equity compensation plans not approved by security holders	99,500	(2)	$16.18	(3)	0
Total	14,988,387		$8.40	(3)	7,106,473	(4)

(1)
Includes 3,347,551 shares to be issued upon vesting and payment of RSUs and DSUs, for which no exercise price will be paid.

(2)
Includes 10,000 shares to be issued upon the vesting and payment of RSUs, for which no exercise price will be paid.

(3)
For purposes of calculating weighted average exercise price, RSUs and DSUs are assumed to have an exercise price of $0.

(4)
Of these 7,106,473 shares available for future issuance, 3,104,689 were available for issuance under the 2003 Plan and 4,001,784 were available for issuance under the ESPP. This table does not reflect the 3,700,000 additional shares that will be available under the 2003 Plan if stockholders approve the 2003 Plan proposal. Subject to certain express limits of the 2003 Plan, shares available for award purposes under the 2003 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of Common Stock including, without limitation, stock bonuses, restricted stock, RSUs, DSUs and performance shares. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Equity Compensation Plans Not Approved by Stockholders

        The New Hire Plan authorized the grant stock options, stock appreciation rights, restricted stock, stock unit, performance share, dividend equivalent and other stock-based awards to newly-hired employees, and is administered by the Compensation Committee of our Board of Directors. The Company's authority to grant new awards under the New Hire Plan terminated effective as of November 17, 2005.

Vote Required for Approval of the 2003 Plan Amendments

        The Board of Directors believes that the proposed amendments to the 2003 Plan will promote the interests of Corinthian and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors and all of our executive officers are eligible for awards under the 2003 Plan and thus have a personal interest in the approval of the 2003 Plan proposal.

        Approval of the 2003 Plan proposal requires the affirmative vote of a majority of the Common Stock present, or represented, and entitled to vote on the proposal. Broker non-votes and abstentions on this proposal have the effect described on page 3 of this Proxy Statement.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE 2003 PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the fiscal year ending June 30, 2014. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee's appointment of Ernst & Young LLP. If a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

 PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers as disclosed pursuant to the SEC's executive compensation rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the "Compensation Discussion and Analysis").

        As described more fully in the "Compensation Discussion and Analysis" starting on page 16 of this Proxy Statement, the Company's current executive compensation programs are reviewed annually and are intended to help the Company achieve three fundamental objectives:

  (1)
  Promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with superior talent and ability;

  (2)
  Creating a significant direct relationship between pay and performance which is tied to creating stockholder value; and

  (3)
  Reinforcing the alignment between executive officers' and stockholders' interests.

        The Company's executive compensation program includes a number of features intended to help ensure that the program reinforces stockholder interests. These features are described in more detail in the "Compensation Discussion and Analysis" and include the following:

  •
  The Compensation Committee believes that the Company's most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay and/or tied to stockholder returns because performance-based compensation plays a significant role in aligning management's interests with those of Corinthian's stockholders.

  •
  The Compensation Committee retains an independent compensation consultant to help it identify the most relevant peer groups of other publicly-traded companies to serve as reference points for its executive compensation decisions.

  •
  With respect to long-term equity incentive awards, the Compensation Committee believes that awarding a combination of options and RSUs appropriately aligns executive officers' interests with those of our stockholders and balances emphasis on performance and retention.

  •
  To promote alignment of management and stockholder interests, the Company's senior executive officers are expected to meet the Company's stock ownership guidelines.

  •
  Compensation Committee review and approval of plans and discretion with respect to payment of awards, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, internal controls and compliance programs to discourage inappropriate conduct are all design features of the Company's executive compensation program that mitigate inappropriate risk-taking.

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

  RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

        This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

        The Company's current policy is to provide stockholders with an opportunity to approve, by a nonbinding advisory vote, the compensation of the Named Executive Officers annually at each annual meeting of stockholders. It is expected that the next such vote will occur at the 2014 Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES.

 MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

        The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. In addition to use of the mails, the Company may solicit proxies in person or by telephone, facsimile or other means of communication by certain of its directors, officers, and regular employees who will not receive any additional compensation for such solicitation. The Company has engaged AST Phoenix Advisors ("Phoenix") to solicit proxies. The Company expects to pay Phoenix a fee of approximately $8,500 for this service, plus expenses. The Company has agreed to indemnify Phoenix against certain liabilities arising out of or in connection with this engagement.

        For stockholders who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, only one copy of our 2013 Annual Report and Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from at least one of the stockholders. Upon request, the Company will deliver promptly a separate copy of this Proxy Statement or the 2013 Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the 2013 Annual Report was delivered. Requests for a separate copy of the Annual Report or Proxy Statement, requests to receive separate annual reports or proxy statements in the future, and requests for delivery of a single copy to stockholders sharing an address, are to be made to the Secretary of the Company at the Company's corporate office address listed above or by phoning (714) 427-3000.

PROPOSALS OF STOCKHOLDERS

        Stockholder proposals intended to be considered at the Company's 2014 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices no later than June 5, 2014 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting pursuant to SEC Rule 14a-8. If the date of the Company's 2014 Annual Meeting of Stockholders changes by more than 30 days from the first anniversary of the date of this year's Annual Meeting, stockholder proposals must be received by the Secretary of the Company at its principal executive offices a reasonable time before the Company begins to print and mail the proxy materials for its 2014 Annual Meeting of Stockholders. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

        In addition, in order for stockholder proposals or director nominations to be considered at the Company's 2014 Annual Meeting of Stockholders (including from the floor if receipt of the stockholder proposal did not satisfy the deadline stated above for inclusion of the proposal in the Company's Proxy Statement), the Company's Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to the Secretary of the Company at its principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the Company's 2013 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event the date of the 2014 Annual Meeting of Stockholders occurs more than 30 days before, or more than 70 days after, the anniversary of the 2013 Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2014 Annual Meeting of Stockholders, and no later than 90 days prior to the date of the 2014 Annual Meeting of Stockholders or the close of business on the tenth day following the day on which public announcement of the 2014 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of the Company's Bylaws will not be acted upon at the 2014 Annual Meeting of Stockholders.

OTHER BUSINESS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian's Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, however, shares represented by properly submitted proxies will be voted on those matters by the proxyholder in his or her discretion.

ADDITIONAL INFORMATION

        A copy of our 2013 Annual Report, as filed with the SEC, is also being made available to stockholders together with this Proxy Statement. Corinthian files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        Our 2013 Annual Report, as filed with the SEC, is also available free of charge on the Company's website at www.cci.edu under the heading "Investors—Financial Information" and, upon request, a copy will be furnished by the Company to any stockholder free of charge. Any stockholder desiring a copy should write to the Company at the address set forth on the cover page of this Proxy Statement, Attention: Stan Mortensen, Corporate Secretary.

By order of the Board of Directors

Stan A. Mortensen Corporate Secretary

Santa Ana, California
October 3, 2013

        ALL STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES PROMPTLY BY SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS OVER THE INTERNET OR (IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS) BY CALLING THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON THEIR PROXY CARD OR VOTING INSTRUCTION FORM OR COMPLETING, DATING, SIGNING AND RETURNING THE PROXY CARD OR VOTING INSTRUCTION FORM.

 APPENDIX A

CORINTHIAN COLLEGES, INC.
2003 PERFORMANCE AWARD PLAN

        This Corinthian Colleges, Inc. 2003 Performance Award Plan (this "Plan"), as amended and restated herein, is effective subject to stockholder approval of this amended and restated version of this Plan at the Corporation's 2013 annual meeting of stockholders (the "2013 Meeting Date"). Certain provisions of this Plan were previously amended effective as of the date of the 2005 annual meeting (the "2005 Meeting Date"), the 2010 annual meeting date (the "2010 Meeting Date") and the 2011 annual meeting date (the "2011 Meeting Date"). For Awards granted prior to the 2005 Meeting Date, the 2010 Meeting Date, the 2011 Meeting Date or the 2013 Meeting Date, refer to the version of this Plan as in effect at the time the Award was granted.

1.     The Plan.

1.1
Purpose.    The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 7.

1.2
Administration and Authorization; Power and Procedure.

1.2.1
The Administrator.    This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors of the Corporation or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors of the Corporation may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Company who will receive grants of rights or options to purchase shares of Common Stock, and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more "outside directors" of the Corporation (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more "non-employee directors" of the Corporation (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors of the Corporation (within the meaning of the applicable listing agency).

  1.2.2
  Plan Awards; Interpretation; Powers of Administrator.    Subject to the express provisions of this Plan and any express limitations on the delegated authority of an Administrator, the Administrator will have the authority to:

  (a)
  determine eligibility and, from the group of Eligible Persons, select the particular Eligible Persons who will receive Awards under this Plan;

  (b)
  grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

  (c)
  approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6 and any stockholder approval required under Section 6.6.5;

  (f)
  accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum seven-year term of Awards under Section 1.6 in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

  (g)
  determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an award);

  (h)
  determine whether, and the extent to which, adjustments are required pursuant to Section 6.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 6.3;

  (i)
  acquire or settle (subject to Sections 6.3 and 6.6, including, without limitation, any stockholder approval required under Section 6.6.5) rights under awards in cash, stock of equivalent value, or other consideration; and

  (j)
  determine Fair Market Value for Plan purposes and make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

  1.2.3
  Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

  1.2.4
  Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

  1.2.5
  Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3
Participation.    Discretionary Awards may be granted by the Administrator only to those persons that the Administrator determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator so determines.

1.4
Shares Available for Awards; Share Limits.

1.4.1
Shares Available.    Subject to the provisions of Section 6.3, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.4.2
Share Limit.    The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of (a) 24,250,000(1) shares, plus (b) the number of any shares subject to stock options granted under the Corporation's 1998 Performance Award Plan which expire, or for any reason are cancelled or terminated, after the original effective date of this Plan without being exercised, plus (c) the number of any shares subject to stock options granted under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the "2004 Plan") which expire, or for any reason are cancelled or terminated, after the 2005 Meeting Date without being exercised, plus (d) the number of any shares subject to restricted stock or restricted stock unit awards granted under the 2004 Plan which are outstanding and unvested as of the 2005 Meeting Date and which are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

1.4.3
Full-Value Awards.    Shares issued in respect of any Full-Value Award granted under this Plan shall be counted against the Share Limit as 1.42 shares for every one share issued in connection with the Award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 142 shares shall be charged against the Share Limit in connection with that award.)

1.4.4
Other Share Limits.    The following limits also apply with respect to awards granted under this Plan:

(a)
The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 24,250,000 shares.

(b)
The maximum number of shares of Common Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(1)
The current aggregate Share Limit for this Plan is 20,550,000 shares (excluding shares originally authorized for issuance under the 1998 Plan and the 2004 Plan). Stockholders are being asked to approve amendments to this Plan that would increase this aggregate Share Limit by an additional 3,700,000 shares (so that the new aggregate Share Limit for the plan would be 24,250,000 shares, in addition to the shares originally authorized and not issued under the 1998 Plan and the 2004 Plan as set forth above).

    (c)
    The maximum number of shares of Common Stock subject to all Awards that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

    (d)
    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Non-Employee Directors in the aggregate is 2,000,000 shares.

    (e)
    Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.

    (f)
    In no event will greater than five percent (5%) of the total shares of Common Stock available for Award grant purposes under this Plan be used for purposes of granting Special Full-Value Awards on and after November 17, 2005.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 1.4.5, Section 6.3.1, and Section 6.15.

  1.4.5
  Awards Settled in Cash, Reissue of Awards and Shares.    Except as provided in the next sentence, shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under this Plan. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of this Plan (including, for purposes of clarity, the applicable share limits of Section 1.4 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 142 shares (after giving effect to the Full-Value Award premium counting rules set forth in Section 1.4.3) shall be counted against the share limits of this Plan.) To the extent that shares of Common Stock are delivered pursuant to the exercise of an Option or Stock Appreciation Right, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 1.4, as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 1.4 with respect to such exercise.) Refer to Section 6.15 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

  1.4.6
  Reservation of Shares.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).

1.5
Grant of Awards.    Subject to the express provisions of this Plan (including, without limitation, the no repricing provisions of Section 6.6.5), the Administrator will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and "business criteria" as such term is used in Section 5.2 that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement executed or electronically recorded by the Corporation and, if required by the Administrator, by the Participant.

1.6
Award Period.    Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 7 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Administrator in writing.

1.7
Limitations on Exercise and Vesting of Awards.

1.7.1
Provisions for Exercise.    Subject to Section 1.7.4, an Award will be exercisable or will vest at the time or times provided by the Administrator in the applicable Award Agreement, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

1.7.2
Procedure.    Any exercisable Award will be deemed to be exercised when the Corporation receives appropriate notice of such exercise from the Participant together with any required payment made in accordance with Section 1.9.

1.7.3
Fractional Shares/Minimum Issue.    Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to Awards granted under this Plan unless (as to any particular Award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the Award.

1.7.4
Minimum Vesting Requirements.    Except as otherwise provided in the following provisions of this Section 1.7.4 and except for any accelerated vesting required or permitted pursuant to Section 6.3, and subject to such additional vesting requirements or conditions (if any) as the Administrator may establish with respect to the Award, each Award granted under this Plan that is a Full-Value Award and payable in shares of Common Stock shall be subject to the following minimum vesting requirements: (a) if the Award includes a performance-based vesting condition, the Award shall not vest earlier than the first anniversary of the date of grant of the Award; and (b) if the Award does not include a performance-based vesting condition, the Award shall not vest more rapidly than in substantially equal periodic installments over the three-year period immediately following the date of grant of the Award. The Administrator may (but need not) accelerate or provide in the applicable Award Agreement for the accelerated vesting of any such Award, however, in connection with (i) a change in control of the Corporation or the Award holder's employer (or a parent thereof), (ii) the termination of the Award holder's employment due to the Award holder's death, disability or retirement, or a termination of the Award holder's employment by his or her employer without cause or in circumstances in which the Award holder has good reason to terminate employment. The Administrator may also accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the foregoing, in such circumstances as it may deem appropriate; provided, however, that any such Full-Value Award that does not satisfy the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall count against the applicable share limits of Section 4.2 as a Special Full-Value Award (as opposed to counting against such limits only as a Full-Value Award).

1.8
No Transferability; Limited Exception to Transfer Restrictions.

1.8.1
Limit On Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 1.8 or required by applicable law: (i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.8.2
Exceptions.    The Administrator may permit Awards to be transferred to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the Participant and/or members of the Participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Any such transfer shall be permitted only if the Administrator receives evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 1.8.3, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

1.8.3
Further Exceptions to Limits On Transfer.    The exercise and transfer restrictions in Section 1.8.1 will not apply to:

(a)
transfers to the Corporation (for example, in connection with the expiration or termination of the award);

(b)
the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution;

(c)
subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d)
if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative; or

(e)
the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

1.9
Consideration for Common Stock or Awards.    The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such Award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

    •
    by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

    •
    subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

    In no event, however, shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. To the extent required in order to avoid "liability" accounting for an Award, in the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 6.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award or shares by any method other than cash payment to the Corporation.

2.     Options.

2.1
Grants.    One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Administrator, as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option. Other than the adjustments contemplated by Section 6.3, dividend equivalent rights may not be awarded with respect to an Option.

2.2
Option Price.

2.2.1
Pricing Limits.    The purchase price per share of the Common Stock covered by each Option will be determined by the Administrator at the time of the Award; provided that the purchase price per share of the Common Stock covered by each Option will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Option.

2.2.2
Payment Provisions.    The purchase price of any shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the methods set forth in Section 1.9, as permitted or required by the Administrator.

2.3
Limitations on Grant and Terms of Incentive Stock Options.

2.3.1
$100,000 Limit.    To the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

  2.3.2
  Option Period.    Subject to Section 1.6, each Option and all rights thereunder will expire no later than 7 years after the Award Date.

  2.3.3
  Other Code Limits.    Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfy the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

  2.3.4
  Limits on 10% Holders.    No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of 5 years from the date such Option is granted.

3.     Stock Appreciation Rights.

3.1
Grants.    The Administrator may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2   Exercise of Stock Appreciation Rights.

  3.2.1
  Exercisability.    Unless the Award Agreement or the Administrator otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

  3.2.2
  Stand-Alone SARs.    A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement.

  3.2.3
  Proportionate Reduction.    If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3   Payment.

  3.3.1
  Amount.    Upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

  (a)
  the difference (which shall not be less than zero) obtained by subtracting the Base Price of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

  (b)
  the number of shares with respect to which the Stock Appreciation Right has been exercised.

  The "Base Price" of a Stock Appreciation Right will be determined by the Administrator at the time of the Award; provided that the Base Price per Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

  3.3.2
  Form of Payment.    The Administrator, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Administrator will have determined that such exercise and payment are consistent with applicable law. If the Administrator permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Administrator may impose. Other than the adjustments contemplated by Section 6.3, dividend equivalent rights may not be awarded with respect to a Stock Appreciation Right.

4.     Restricted Stock and Stock Unit Awards.

4.1
Grants.    Subject to any applicable limitations under Delaware law and to such rules and procedures as the Administrator may establish from time to time:

4.1.1
Restricted Stock.    The Administrator may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Any stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Administrator until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Administrator may require to enforce the restrictions.

4.1.2
Stock Units.    The Administrator may authorize and grant to any Eligible Person a Stock Unit Award, or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation. The specific terms, conditions, and provisions relating to each Stock Unit grant, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement or and any relevant Company deferred compensation plan.

4.2
Restrictions.

4.2.1
Pre-Vesting Restraints.    Except as provided in Sections 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

  4.2.2
  Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Agreement and except as provided below, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting. Stock Units may, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator. Any dividends and/or dividend equivalents as to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting requirements or the unvested portion of Stock Units that are subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

  4.2.3
  Cash Payments.    If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3
Return to the Corporation.    Unless the Administrator otherwise expressly provides, Restricted Shares or Stock Units that remain subject to vesting conditions at the time of termination of employment will not vest and will be returned to the Corporation or cancelled, as the case may be, in such manner and on such terms as the Administrator provides.

5.     Performance Share Awards and Stock Bonuses.

5.1
Grants of Performance Share Awards.    The Administrator may grant Performance Share Awards to Eligible Employees based upon such factors as the Administrator deems relevant in light of the specific type and terms of the Award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 7 years (a "performance cycle") as may be established by the Administrator of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Administrator. The Administrator may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Administrator (consistent with Section 6.10.3(b), if applicable) may determine.

5.2
Section 162(m) Performance-Based Awards.    Without limiting the generality of Section 5.1 or any other type of Award otherwise authorized under this Plan, any type of Award authorized under this Plan may be, and Options and Stock Appreciation Rights granted to officers and employees ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). A Performance-Based Award may also be granted as a cash award that is not related to shares of Common Stock. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying

  SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.2 in order for such Award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

  5.2.1
  Eligible Class.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.3 must be constituted as provided in Section 1.2.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

  5.2.2
  Form of Payment; Maximum Performance-Based Award.    Awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in any one calendar year shall be subject to the limit set forth in Section 1.4.4(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards (including Performance-Based Awards payable in shares of Common Stock and Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the Fair Market Value of a share of Common Stock at such time) that are granted to any one Participant in any one calendar year, in the aggregate, shall be subject to the limit set forth in Section 1.4.4(c); provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 1.4.4(b)). In addition, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the Fair Market Value of a share of Common Stock upon or following the vesting of the Award) and granted to that Participant in any one calendar year shall not exceed $2,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

  5.2.3
  Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Company's financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 7 years.

  5.2.4
  Administrator Certification.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

  5.2.5
  Administrator Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2 including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Administrator expressly preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

  5.2.6
  Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders last approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3
Grants of Stock Bonuses.    The Administrator may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded will be determined by the Administrator. The Award may be granted independently or in lieu of a cash bonus.

5.4
Deferred Payments.    The Administrator may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon (such as the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares), at the election or at the request of such Participant, subject to the other terms of this Plan and such rules and procedures as the Administrator may establish under this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Administrator may impose, subject to any then vested rights of Participants.

5.5
Cash Bonus Awards.

5.5.1
Performance Goals.    The Administrator may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary or division basis with reference to any one or combination of the business criteria (as such term is used in Section 5.2). In addition, the award may depend upon the Eligible Person's individual performance.

5.5.2
Payment in Restricted Stock.    In lieu of cash payment of an Award, the Administrator may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Stock, an Option or other Award.

6.     Other Provisions.

6.1
Rights of Eligible Persons, Participants and Beneficiaries.

6.1.1
Employment Status.    Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

  6.1.2
  No Employment Contract.    Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person's compensation or other benefits or to terminate the employment or other service of such person, with or without cause. Nothing in this Section 6.1.2, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

  6.1.3
  Plan Not Funded.    Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except for any reservation of shares by the Corporation as provided in Section 1.4.6) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

  6.1.4
  Charter Documents.    The Articles of Incorporation and By-Laws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by reference.

6.2
Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions.

6.2.1
Options—Resignation or Dismissal.    Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than due to the Participant's Retirement, Total Disability or death, or a termination by the Corporation or a Subsidiary "for cause" (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant's employment and such agreement is in effect at the time of grant of the Award), the Participant will have until the date which is three months after the Participant's Severance Date to exercise an Option to the extent that it is vested on the Severance Date. In the case of a termination by the Corporation or a Subsidiary "for cause" (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant's employment and such agreement is in effect at the time of grant of the Award), the Option will terminate on the Participant's Severance Date (whether or not vested and/or exercisable). In all cases, the Option, to the extent not vested on the Participant's Severance Date, will terminate on that date.

  6.2.2
  Options—Death or Disability.    Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or specified service to) the Company terminates as a result of the Participant's Total Disability or death, or the Participant suffers a Total Disability or dies within 30 days after a termination described in Section 6.2.1, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have until the date which is twelve months after the Participant's Severance Date to exercise an Option to the extent that it is vested on the Participant's Severance Date. The Option, to the extent not vested on the Participant's Severance Date, will terminate on that date.

  6.2.3
  Options—Retirement.    Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or specified service to) the Company terminates as a result of the Participant's Retirement, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have until the date which is twelve months after the Participant's Severance Date to exercise an Option to the extent that it is vested on the Participant's Severance Date. The Option, to the extent not vested on the Participant's Severance Date, will terminate on that date.

  6.2.4
  Certain SARs.    Any SAR granted concurrently or in tandem with an Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Administrator otherwise provides.

  6.2.5
  Other Awards.    The Administrator will establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) if the Participant's employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award (and, for the avoidance of doubt, the Administrator may define any particular cause of termination (e.g., disability or retirement) in a different manner than such term is defined in this Plan).

  6.2.6
  Administrator Discretion.    Notwithstanding the foregoing provisions of this Section 6.2, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Administrator may increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6 and 6.3, extend the exercisability period upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement. If the Participant is not an employee or director of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

  6.2.7
  Events Not Deemed Terminations of Service.    Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than 3 months. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

  6.2.8
  Effect of Change of Subsidiary Status.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary's change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person's Award(s) in connection with such transaction.

6.3
Adjustments; Acceleration.

6.3.1
Adjustments.    The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)
proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

(b)
in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. It is intended that, if possible, any adjustments contemplated by this Section 6.3.1 be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. However, with respect to any award of an Incentive Stock Option, the Administrator may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

  6.3.2
  Automatic Acceleration of Awards.    Upon a dissolution of the Corporation or other event described in Section 6.3 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then outstanding Option and Stock Appreciation Right shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any Award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or (unless the Administrator has provided for the termination of the Award) the Award would otherwise continue in accordance with its terms, in the circumstances.

  6.3.3
  Possible Acceleration of Awards.    Without limiting Section 6.3.2, in the event of a Change in Control Event, the Administrator may, in its discretion, provide that any outstanding Option or Stock Appreciation Right shall become fully vested, that any share of Restricted Stock then outstanding shall fully vest free of restrictions, and that any other Award granted under this Plan that is then outstanding shall be payable to the holder of such Award. The Administrator may take such action with respect to all Awards then outstanding or only with respect to certain specific Awards identified by the Administrator in the circumstances.

  6.3.4
  Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 6.3.2 or 6.3.3 (or would have been so accelerated but for Section 6.3.5 or 6.3.7) shall terminate upon the related event referred to in Section 6.3.2 or 6.3.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

  6.3.5
  Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 6.3 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 6.3.2, 6.3.3 and/or 6.3.4 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a Nonqualified Stock Option under the Code.

  6.3.6
  Possible Rescission of Acceleration.    If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

  6.3.7
  Section 162(m) Limitations.    To the extent limited by Section 162(m) of the Code in the case of an Award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the Award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the Option or Stock Appreciation Right, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the Award.

6.4
Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5
Tax Withholding.    Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any Award, the Company shall have the right at its option to:

(a)
require the Participant (or the Participant's Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant (or the Participant's Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 6.4) require or grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

6.6
Plan Amendment, Termination and Suspension.

6.6.1
Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Administrator will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2
Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. Without limiting the generality of the foregoing sentence, any amendment to this Plan that increases any of the share limits set forth in Section 1.4 shall be subject to stockholder approval.

6.6.3
Amendments to Awards.    Without limiting any other express authority of the Administrator under but subject to the express limits of this Plan and further subject to Section 6.6.5, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

6.6.4
Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 6.3 will not be deemed to constitute changes or amendments for purposes of this Section 6.6 and shall not require stockholder approval or the consent of the Award holder.

6.6.5
Stockholder Approval Required for a Repricing.    Subject to Section 6.6.4, the Administrator may adjust the number of shares of Common Stock subject to any Award and/or adjust the price of any or all outstanding Awards in such circumstances as the Administrator may deem appropriate; provided that in no case (except due to an adjustment contemplated by Section 6.3 or any repricing that may be approved by stockholders) may the Administrator (1) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise or base price that is less than the exercise or base price of the original Award.

6.7
Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as otherwise expressly authorized by the Administrator or this Plan, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8
Effective Date of the Plan.    The current version of this Plan is effective upon its approval by the Board (the "Effective Date"), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

6.9
Term of the Plan.    Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the "Termination Date")

  and no Awards may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Administrator with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the Termination Date.

6.10
Governing Law/Construction/Severability.

6.10.1
Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

6.10.2
Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3
Plan Construction.

(a)
Rule 16b-3.    It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b)
Section 162(m).    Awards under Section 5.2 to persons described in Section 5.2.1 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2.1, that are approved by a committee composed solely of two or more outside directors of the Corporation (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the Award.

6.11
Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12
Non-Exclusivity of Plan.    Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

6.13
No Corporate Action Restriction.    The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

6.14
Other Company Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

6.15
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

6.16
Clawback Policy.    The Awards granted under this Plan are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of the shares acquired upon payment of the Awards).

7.     Definitions.

        "Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Stock Unit, Performance Share Award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

        "Award Agreement" means either (1) a written award agreement or (2) an electronic notice of award grant recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally, in each case which sets forth the terms of an Award that has been authorized by the Administrator.

        "Award Date" means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the Award.

        "Beneficiary" means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

        "Board" means the Board of Directors of the Corporation.

        "Change in Control Event" means any of the following:

  (a)
  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below;

  (b)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Corporation subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least three-fourths of the directors of the Corporation then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (c)
  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

  (d)
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.3 of this Plan.

        "Company" means, collectively, the Corporation and its Subsidiaries.

        "Corporation" means Corinthian Colleges, Inc., a Delaware corporation, and its successors.

        "Eligible Employee" means an officer (whether or not a director) or employee of the Company.

        "Eligible Person" means an Eligible Employee, or any Other Eligible Person, as determined by the Administrator.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" on any date means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        "Full-Value Award" means any Award granted under this Plan except an Option or a Stock Appreciation Right.

        "Incentive Stock Option" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

        "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

        "Non-Employee Director" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

        "Option" means an option to purchase Common Stock granted under this Plan. The Administrator will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

        "Other Eligible Person" means any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company or any Non-Employee Director, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Administrator. A person who is neither an employee, officer, nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect (a) the Corporation's eligibility to use Form S-8 to register under the Securities Act, the offering of shares issuable under this Plan by the Company, or (b) the Corporation's compliance with any other applicable laws.

        "Participant" means an Eligible Person who has been granted an Award under this Plan.

        "Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Administrator.

        "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

        "Plan" means this Corinthian Colleges, Inc. 2003 Performance Award Plan, as it may hereafter be amended from time to time.

        "QDRO" means a qualified domestic relations order.

        "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

        "Retirement" means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining (a) age 55 with ten or more years of employment with the Company, or (b) age 65.

        "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

        "Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

        "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Special Full-Value Award" means an Award referred to in Section 1.7.4 and subject to the limitation set forth in Section 1.4.4(f).

        "Stock Appreciation Right" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

        "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Administrator may deem advisable to assure compliance with law.

        "Stock Unit" means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator.

        "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

        "Total Disability" means a "total and permanent disability" within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

CORINTHIAN COLLEGES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 13, 2013

        The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company's Annual Report for the fiscal year ended June 30, 2013; and, revoking any proxy previously given, hereby constitutes and appoints Beth Wilson and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707 on November 13, 2013 at 10:00 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF ANY NOMINEE BECOMES UNABLE OR UNWILLING FOR GOOD CAUSE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)

Please Detach Here

^ You Must Detach This Portion of the Proxy Card ^
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	Nominees for a one-year term as a director of the Company's Board of Directors:
	Paul R. St. Pierre	☐ FOR this nominee	Linda Arey Skladany	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Robert Lee	☐ FOR this nominee	Jack D. Massimino	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Terry O. Hartshorn	☐ FOR this nominee	Timothy J. Sullivan	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Sharon P. Robinson	☐ FOR this nominee	Hank Adler	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	John M. Dionisio	☐ FOR this nominee	Alice T. Kane	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Marc H. Morial	☐ FOR this nominee
☐ Withhold authority to vote for this nominee
2.
	Approval of the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan, which authorizes the issuance of additional shares under such Plan, and certain other amendments described in the accompanying Proxy Statement.		☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2014.		☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Approval, by a nonbinding advisory vote, of executive compensation paid by the Company to its named executive officers.		☐ FOR	☐ AGAINST	☐ ABSTAIN
.	NOTE: Such other business will be transacted as may properly come before the meeting or at any adjournment(s) or postponement(s) thereof.

Signature of Stockholder	Dated:	, 2013

Signature of Stockholder	Dated:	, 2013

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee and Compensation Consultants
The Role of Stockholder Say-on-Pay Votes
Executive Compensation Program Objectives and Elements
Market Assessment
Overview of Company Performance, Decisions for Fiscal Year 2013, and Changes for Fiscal 2014
Executive Compensation Elements
Chief Executive Officer Compensation
Executive Stock Ownership Guidelines
Section 162(m) Policy
COMPENSATION COMMITTEE REPORT
RISK ASSESSMENT AND MITIGATION
SUMMARY COMPENSATION TABLE
Compensation of Named Executive Officers
Realized Compensation
Realized Compensation Table
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013
Description of Plan-Based Awards
OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013
NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2013
EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS Employment Agreements
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES PAID TO INDEPENDENT AUDITORS
PRE-APPROVAL POLICIES AND PROCEDURES
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 2 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE CORINTHIAN COLLEGES, INC. 2003 PERFORMANCE AWARD PLAN
AGGREGATE PAST GRANTS UNDER THE 2003 PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION
MISCELLANEOUS AND OTHER MATTERS; SOLICITATION
PROPOSALS OF STOCKHOLDERS
OTHER BUSINESS
ADDITIONAL INFORMATION
APPENDIX A
CORINTHIAN COLLEGES, INC. 2003 PERFORMANCE AWARD PLAN